This share transfer involves the securities of foreign companies.  The offer is subject to disclosure requirements of a foreign country that are different from those of the United States.  Financial information included in this document was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and all of its officers and directors are residents of a foreign country.  You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws.  It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share transfer, such as in open market or privately negotiated purchases.

This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

(Securities code: 7631)
December 10, 2014

To All Shareholders

Kiyoshi Nakashima
President and CEO
Macnica, Inc.
6-3, Shinyokohama 1-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken, Japan

NOTICE OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the extraordinary general meeting of shareholders of Macnica, Inc. (the “Company” or “Macnica”). The meeting will be held as described below.
If you are unable to attend the meeting, you can exercise your voting rights in writing by submitting the Voting Rights Exercise Form. Please review the Reference Documents for the General Meeting of Shareholders described hereinafter, indicate your approval or disapproval of each proposal on the enclosed Voting Rights Exercise Form, and return by post so that it will be delivered no later than 5:30 p.m. on Thursday, December 25, 2014.

1.	Date and Time	December 26, 2014 (Friday) at 10:00 a.m.
2.	Place	Chester House, 3rd floor, South Building, Shin Yokohama Kokusai Hotel 18-1, Shinyokohama 3-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken, Japan
3.	Agenda of the Meeting
	Proposals to be resolved:	Proposal No. 1	Approval of the Share Transfer Plan
		Proposal No. 2	Partial Amendment to Articles of Incorporation

Notes:	1.	The reception will open at 9:00 a.m.
2.	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk of the meeting venue.
3.	Subsequent amendments to the Reference Documents for the General Meeting of Shareholders, if any, will be listed on the Company’s website (http://ir.macnica.co.jp/).
4.	Please note that there will be no gifts to shareholders attending the extraordinary general meeting of shareholders or shareholder gatherings after the meeting.

REFERENCE DOCUMENTS FOR THE GENERAL MEETING OF SHAREHOLDERS

Proposal and references

Proposal No. 1:  Approval of the Share Transfer Plan
1.	Reason for the share transfer
The Company was established in 1972 as a technology-focused distributor of imported semiconductors. It has expanded its line of products with a primary emphasis on those products where technical support is critical, such as FPGAs (a type of IC where a user can program the circuit after manufacturing). In terms of Macnica’s operations outside of Japan, since the establishment of its subsidiary in Singapore in 2000, Macnica has globally expanded the scope of its business areas to encompass the Asian, European, North American and South American regions to serve both Japanese and local customers.
Fuji Electronics Co., Ltd. (“Fuji Electronics”) has developed its business since its establishment in 1970 as a distributor specializing in foreign semiconductors (mainly analog semiconductors) as the “BEST CHOICE” to satisfy the needs of customers without being bound by the business groupings of manufacturers. Arising from its detailed customer-oriented services and Japan-focused geographic strategy, it boasts a premier customer-base of small and medium sized enterprises (broad-based customers) in the industrial market segment. In order to respond to the shift of the production sites of its customers to the Asian region, Fuji Electronics has four (4) subsidiaries in the Asia-Pacific region (including one (1) in Hong Kong) and one (1) subsidiary in the United States that handles advanced semiconductors for aerospace applications.
As stated above, Macnica and Fuji Electronics operate their principal businesses as independent distributors of semiconductors to supply electronic and/or equipment manufacturers with semiconductors and/or electronic components. The business environment surrounding both companies, however, is changing rapidly due to the maturity of the domestic semiconductor market, increasing competition among semiconductor distributors, the advancement of technologies, the consolidation of semiconductor manufacturers and the globalization in the production sites of customers.
In such business environment, Macnica and Fuji Electronics have reached the consensus that it has become necessary to provide their customers and suppliers with more value-added services than ever by utilizing their unique advantages while combining their strengths in order to ensure the continuing growth and development of their businesses. Therefore, Macnica and Fuji Electronics have agreed to undertake the steps to the management integration (the “Management Integration”).
Through the Management Integration, Macnica and Fuji Electronics will become one of the largest and most technologically advanced business group in Japan, in terms of being an independent distributor of semiconductors with a primary emphasis on foreign semiconductors and electronic components.
The new business group will strive to become, as a result of integrating the operations of both companies, the industry leading distributor in Japan for all types of customer transactions regardless of their scales, through the expansion of its product lines, including foreign semiconductors and electronic components, and the provision of enhanced services to an extensive customer base ranging from large to small business enterprises.
This proposal, for the purpose of realization of the Management Integration, calls for approval of the share transfer plan with regard to the Company becoming a wholly-owned subsidiary of the joint holding company established by way of share transfer as stipulated in Article 772 of the Companies Act, jointly with Fuji Electronics (the “Share Transfer”).

2.	Summary of the Share Transfer Plan

Share Transfer Plan (Copy)

Macnica, Inc. (“Macnica”) and Fuji Electronics Co., Ltd. (“Fuji Electronics”) have agreed to conduct a share transfer by way of joint share transfer, thereby jointly preparing a share transfer plan (the “Transfer Plan”) as follows.

Article 1 (Share Transfer)
As prescribed in the Transfer Plan, Macnica and Fuji Electronics shall conduct a share transfer by way of joint share transfer (the “Share Transfer”), whereby the wholly-owning parent company incorporated through the share transfer (the “New Company”) acquires all issued shares of Macnica and Fuji Electronics on the New Company Establishment Date (as defined in Article 7 of the Transfer Plan; hereinafter the same shall apply).

Article 2 (Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters prescribed in Articles of Incorporation of the New Company)
1.	Purpose, trade name, location of head office, and total number of authorized shares shall be as follows.
(1)	Purpose
The purpose of the New Company shall be as set forth in Article 2 of “Articles of Incorporation” attached herein as Exhibit 1.
(2)	Trade Name
The trade name of the New Company shall be “MACNICA･FUJI ELE HOLDINGS KABUSHIKI KAISHA,” and “MACNICA FUJI ELECTRONICS HOLDINGS, INC.” in English.
(3)	Location of Head Office
The head office of the New Company shall be located in Yokohama-shi, Kanagawa-ken at 6-3, Shinyokohama 1-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken.
(4)	Total Number of Authorized Shares
The total number of authorized shares of the New Company shall be two hundred million (200,000,000).
2.	Other than matters set forth in the preceding items, matters prescribed in Articles of Incorporation of the New Company shall be as described in Articles of Incorporation attached herein as Exhibit 1.

Article 3 (Name of Directors and Auditors, and Accounting Auditor upon Incorporation of the New Company)
1.	Name of Directors upon incorporation of the New Company shall be as follows.
Chairman	Haruki Kamiyama
Vice Chairman	Kunio Ikisu
President & CEO	Kiyoshi Nakashima
Executive Vice President & COO	Kiyoshi Ikisu
Director	Shigeyuki Sano
Director	Eiichi Nishizawa
Director	Fumihiko Arai
Director	Shinichi Onodera
Director	Seu, David Daekyung
2.	Name of Auditors upon incorporation of the New Company shall be as follows.
Auditor (full-time)	Yutaka Usami
Auditor	Yoshiaki Asahi
Auditor	Fujiaki Mimura
3.	Name of Accounting Auditor upon incorporation of the New Company shall be as follows.
Ernst & Young ShinNihon LLC.

Article 4 (Shares to be Issued upon the Share Transfer and Allotment thereof)
1.
The New Company, upon the Share Transfer, shall issue common shares of the New Company to the shareholders of Macnica and Fuji Electronics as of the time immediately before obtaining all issued shares of Macnica and Fuji Electronics (the “Reference Time”), in the number equivalent to the sum of (i) the number of shares obtained by multiplying two point five (2.5) to the number of shares of Macnica issued at the Reference Time, and (ii) the number of shares obtained by multiplying one (1) to the number of shares of Fuji Electronics issued at the Reference Time, in place of shares of Macnica and Fuji Electronics they hold.

2.
The New Company shall allot the common shares to be issued by the New Company in accordance with the provision set forth in the preceding paragraph to the shareholders of Macnica and Fuji Electronics registered at the Reference Time as follows.

(1)	For Macnica shareholders, two point five (2.5) common shares of the New Company for one (1) common share of Macnica they hold.
(2)	For Fuji Electronics shareholders, one (1) common share of the New Company for one (1) common share of Fuji Electronics they hold.
3.
If a fraction less than one share arises in the course of calculation as stated in the preceding two paragraphs, it shall be treated in accordance with Article 234 of the Companies Act and other related laws and regulations.

Article 5 (Treatment of Share Options)
1.
The New Company, upon the Share Transfer, shall issue share options (1st series) of the New Company (details are described in Exhibit 3 “Details of Share Options (1st series) of the New Company, hereinafter reffered to as the “Share Options (1st Series) of the New Company”) in the number equivalent to the total number of share options (2nd series) of Macnica (details are described in Exhibit 2 “Details of Macnica Share Options (2nd series,”hereinafter reffered to as the (“Share Option (2nd Series) of Macnica”) stated or recorded in the share option registry of Macnica as of the day immediately preceding the New Company Establishment Date in place of such Share Options (2nd Series) of Macnica to holders of the Share Options (2nd Series) of Macnica.

2.
With regard to allotment of the Share Options (1st Series) of the New Company to be issued in accordance with the provision provided in the preceding paragraph, one (1) Share Option (1st Series) of the New Company shall be allotted for one (1) Share Option (2nd Series) of Macnica held to holders of the Share Options (2nd Series) of Macnica stated or recorded in the share option registry of Macnica as of the day immediately preceding the New Company Establishment Date.

Article 6 (Amount of Capital and Reserve of the New Company)
The amount of capital and reserve upon the New Company Establishment Date shall be as follows.
(1)	Amount of capital 10.0 billion yen
(2)	Amount of legal capital surplus 2.5 billion yen
(3)	Amount of legal retained earnings 0 yen

Article 7 (Establishment Date of the New Company)
The date on which the establishment of the New Company must be registered shall be April 1, 2015 (the “New Company Establishment Date”); provided, however, that such date may be changed by agreement between Macnica and Fuji Electronics upon consultation where necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 8 (Meeting of Shareholders to Approve the Share Transfer Plan)
1.	Macnica shall convene an extraordinary general meeting of shareholders on December 26, 2014 to call for resolution regarding approval of the Transfer Plan and matters required for the Share Transfer.
2.
Fuji Electronics shall convene an extraordinary general meeting of shareholders on December 26, 2014 to call for resolution regarding approval of the Transfer Plan and matters required for the Share Transfer.

3.
The date of the extraordinary general meeting of shareholders stated in preceding two paragraphs may be changed by agreement between Macnica and Fuji Electronics upon consultation where necessary in the course of proceedings of the Share Transfer or for other reasons.

Article 9 (Dividend of Surplus)
1.	Macnica may pay dividends at a maximum of 30 yen per share to shareholders or registered pledgees of shares stated or recorded on its final shareholder registry as of March 31, 2015.
2.	Fuji Electronics may pay dividends at a maximum of 50 yen per share to shareholders or registered pledgee of shares stated or recorded on its final shareholders’ registry as of February 28, 2015.
3.
Except in the case stated in the preceding two paragraphs, Macnica and Fuji Electronics may not resolve matters concerning dividend of surplus with a record date that falls on or before the New Company Establishment Date, provided, however, that this shall not apply where Macnica and Fuji Electronics agree upon consultation.

Article 10 (Listing of Shares, Administrator of Shareholder Registry)
1.	The New Company shall be scheduled to list its common shares on the 1st section of the Tokyo Stock Exchange on the New Company Establishment Date.
2.	The Administrator of Shareholder Registry upon establishment of the New Company shall be Mitsubishi UFJ Trust and Banking Corporation.

Article 11 (Cancellation of Treasury Shares)
Macnica and Fuji Electronics shall cancel all of its respective treasury shares held as of the Reference Time (including treasury shares acquired through share purchase concerning dissenting shareholders’ share purchase demand provided in Article 806, Paragraph 1 of the Companies Act, which is to be exercised upon the Share Transfer) on the Reference Time by resolution at the Board of Directors held by the date immediately preceding the New Company Establishment Date.

Article 12 (Management of Company Property)
Macnica and Fuji Electronics shall, after the preparation of the Transfer Plan until the New Company Establishment Date, conduct their business as well as manage and operate their property with the due care of a prudent manager and have its respective subsidiaries conduct their business as well as manage and operate their property with the due care of a prudent manager. With regard to an act that may cause significant effect to the property or rights and obligations of Macnica and Fuji Electronics (including its respective subsidiaries), unless otherwise provided for in the Transfer Plan, Macnica and Fuji Electronics shall discuss such matters in advance and carry out such act or have its respective subsidiaries carry out such act with the agreement of the other party.

Article 13 (Effect of the Transfer Plan)
The Transfer Plan shall cease to be effective if (i) a resolution regarding approval of the Transfer Plan or matters required for the Share Transfer cannot be obtained at either of the general meeting of shareholders of Macnica or Fuji Electronics as stated in Article 8, or (ii) the necessary approvals, etc. for the Share Transfer as set forth under applicable laws and regulations cannot be obtained from the related authorities, or (iii) when the Share Transfer is cancelled in accordance with the following article.

Article 14 (Change to the Terms of Share Transfer and Cancellation of the Share Transfer)
Macnica and Fuji Electronics may, after the preparation of the Transfer Plan until the New Company Establishment Date, make changes to the terms of Share Transfer and other content of the Transfer Plan or cancel the Share Transfer by agreement upon consultation, if (i) significant change occurs to the financial condition or business condition of either Macnica or Fuji Electronics, or (ii) matters that may cause significant difficulty to conduct the Share Transfer occur or become apparent, or (iii) other matters that may cause significant difficulty to achieve the objectives of the Transfer Plan occur.

Article 15 (Subject of Consultation)
Matters stipulated in this Transfer Plan, other matters not stipulated herein, and matters required for the Share Transfer, shall be determined by agreement between Macnica and Fuji Electronics upon consultation in accordance with the spirit of the Transfer Plan.

IN WITNESS WHEREOF, this Transfer Plan has been executed in duplicate, with Macnica and Fuji Electronics holding one copy each.

October 27, 2014

6-3, Shinyokohama 1-chome, Kohoku-ku, Yokohama-shi, Kanagawa-ken
Macnica, Inc.
President and CEO	Kiyoshi Nakashima (Seal)

Ochanomizu Center Building, 2-12, Hongo 3-chome, Bunkyo-ku, Tokyo
Fuji Electronics Co., Ltd.
President	Kiyoshi Ikisu (Seal)

Exhibit 1

Articles of Incorporation

Chapter I. General Provisions

(Trade Name)
Article 1.	The trade name of the Company shall be MACNICA･FUJI ELE HOLDINGS KABUSHIKI KAISHA, and MACNICA FUJI ELECTRONICS HOLDINGS, INC. in English.

(Purpose)
Article 2.
The purpose of the Company shall be to control or manage companies engaging in the following businesses and foreign companies engaging in the equivalent businesses through holding shares or equity interest of such companies, as well as to engage in all businesses incidental or related to such businesses:

(1)	Export, import and sales of electronic parts including semiconductors and integrated circuits;
(2)	Development, export, import, sales and lease of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(3)	Development, import, export and sales of software related to Items (1) and (2);
(4)	Development and processing of electronic parts including semiconductors and integrated circuits;
(5)	Installation, mounting, adjustment and maintenance of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(6)	Guidance and consulting services related to the introduction of electronic equipment, telecommunications equipment and peripheral equipment and accessories;
(7)	Planning, production, and sales of publications related to information and communications, as well as electronics;
(8)	Data processing services business;
(9)	Real estate rental business; and
(10)	Any and all businesses incidental or related to the preceding Items.
2.	The Company is authorized to engage in businesses stated in the Items of the preceding Paragraph.

(Location of Head Office)
Article 3.	The head office of the Company shall be located in Yokohama-shi, Kanagawa-ken.

(Organs)
Article 4.	The Company shall establish the following organs, in addition to a general meeting of shareholders and directors:
(1)	Board of Directors;
(2)	Auditors;
(3)	Board of Auditors; and
(4)	Accounting Auditor.

(Method of Public Notice)
Article 5.
Public notices of the Company shall be electronic public notices; provided, however, that if the Company is unable to issue electronic public notices due to an accident or any other unavoidable reason, public notices of the Company shall be issued in the Nihon Keizai Shinbun.

Chapter II. Shares

(Total Number of Authorized Shares)
Article 6.	The total number of shares of the Company is authorized to issue shall be two hundred million (200,000,000).

(Acquisition of Treasury Shares)
Article 7.	The Company may acquire shares of its own through market transactions, etc. upon resolution by the Board of Directors as prescribed by Article 165, Paragraph 2 of the Companies Act.

(Share Unit Number)
Article 8.	The share unit number of the Company shall be one hundred (100).

(Rights With Respect to Shares of Less Than One Unit)
Article 9.	Shareholders of the Company may not exercise the rights other than those specified below with respect to shares of less than one unit:
(1)	Rights specified in the items of Article 189, Paragraph 2 of the Companies Act;
(2)	Right to make requests as set forth in Article 166, Paragraph 1 of the Companies Act;
(3)	Right to receive the allotment of shares for subscription or share options for subscription in proportion to the number of shares held by the shareholder; and
(4)	Right to make requests as set forth in the next Article.

(Additional Purchase of Shares of Less Than One Unit)
Article 10.
Shareholders of the Company may make requests to the Company with respect to purchasing additional shares to make up one share unit when added to the number of shares currently held in accordance with the Share Handling Regulations.

(Administrator of Shareholder Registry)
Article 11.	The Company shall have an administrator of shareholder registry for the shares of the Company.
2.	The administrator of shareholder registry and its handling office shall be designated by a resolution of the Board of Directors and announced by public notice.
3.
The preparation and keeping of the shareholders registry and the share option registry of the Company, as well as any other administrations with respect to the shareholders registry and the share option registry of the Company, shall be entrusted to the administrator of shareholder registry and shall not be handled by the Company.

(Share Handling Regulations)
Article 12.
Handling in relation to the shares of the Company and procedures, etc. for the exercise of rights of shareholders and fees shall be pursuant to laws and regulations and these Articles of Incorporation, and the Share Handling Regulations provided for by the Board of Directors.

Chapter III. General Meeting of Shareholders

(Convocation)
Article 13.	The ordinary general meeting of shareholders of the Company shall be convened in June of each year, and extraordinary general meeting of shareholders may be convened whenever necessary.

(Record Date of the Ordinary General Meeting of Shareholders)
Article 14.	The record date of the ordinary general meeting of shareholders of the Company shall be March 31 of each year.

(Person Authorized to Convene the Meeting and the Chairman)
Article 15.	The general meeting of shareholders shall be convened and chaired by President & CEO.
2.
If President & CEO is unable to do so due to vacancy or accidents, the general meeting of shareholders shall be convened and chaired by another Director, in accordance with the order provided for in advance by the Board of Directors.

(Disclosure of Reference Documents, etc. for the general meeting of shareholders via the Internet and Deemed Provision)
Article 16.
In convening the general meeting of shareholders, the Company may deem that it has provided shareholders with information relating to matters to be stated or indicated in the reference documents for the general meeting of shareholders, business report, financial statements and consolidated financial statements, by disclosing such information through the use of the internet, in accordance with the provisions of Ministry of Justice ordinances.

(Method of Resolution)
Article 17.
Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall require a majority of the voting rights of the shareholders who are present and entitled to exercise voting rights.

2.
The resolutions provided for in Article 309, Paragraph 2 of the Companies Act shall require two-thirds (2/3) or more of the voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

(Exercise of Voting Rights by Proxy)
Article 18.	A shareholder may cause one (1) proxy, who is another shareholder of the Company with voting rights, to exercise the voting rights of the shareholder.
2.	In the case of the preceding Paragraph, the shareholder or the proxy shall submit a written statement certifying rights of proxy to the Company in each general meeting of shareholders.

Chapter IV. Directors and Board of Directors

(Number of Directors)
Article 19.	The number of Directors of the Company shall not exceed fifteen (15).

(Method of Election)
Article 20.	Directors shall be elected at a general meeting of shareholders.
2.
A resolution for the election of Directors shall require a majority of voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

3.	The election of Directors shall not be made by cumulative voting.

(Term of Office)
Article 21.
The term of office of a Director shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within two (2) years after the election of the Director.

2.	The term of office of a Director elected to fill a vacancy or to increase the number of Directors shall be the same as the remaining term of office of the incumbent Directors in office.

(Representative Directors and Executive Directors)
Article 22.	The Board of Directors shall elect Representative Directors by its resolution.
2.
The Board of Directors shall appoint one (1) President & CEO and one (1) Executive Vice President & COO from among the Representative Directors, and may appoint Chairman, Vice Chairman, Senior Managing Director and Managing Director from among the Directors as necessary.

(Person Authorized to Convene Meetings of the Board of Directors and the Chairman of the Board of Directors)
Article 23.	Unless otherwise provided by laws and regulations, meetings of the Board of Directors shall be convened and chaired by President & CEO.
2.
If President & CEO is unable to do so due to vacancy or accidents, meetings of the Board of Directors shall be convened and chaired by another Director, in accordance with the order provided for in advance by the Board of Directors.

(Notice of Convocation of Meetings of the Board of Directors)
Article 24.
Notice of convocation of meetings of the Board of Directors shall be issued to each Director and each Auditor at least three (3) days before the date of the meeting, provided, however, that in the case of urgency, this period may be shortened.

2.	Meetings of the Board of Directors may be held without following the procedures for convocation if Directors and Auditors unanimously so consent.

(Omission of Resolution of the Board of Directors)
Article 25.	The Company shall deem that the Board of Directors has made a resolution if requirements in Article 370 of the Companies Act are met.

(Regulations of the Board of Directors)
Article 26.
Matters concerning the Board of Directors shall be as prescribed in the Regulations of the Board of Directors provided for by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)
Article 27.
Remunerations, bonuses, and other economic benefits received by Directors from the Company as consideration for the performance of their duties (hereinafter referred to as “Remuneration, etc.”) shall be provided for by a resolution of the general meeting of shareholders.

(Exemption of the Liabilities of Directors)
Article 28.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Directors (including persons who were Directors in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may conclude contracts with Directors falling under the said Article with respect to limiting liability for damages arising from negligence in the performance of their duties, provided, however, that the limit of the amount set forth in such contracts shall be the minimum amount liable as prescribe by laws and regulations.

Chapter V. Auditors and Board of Auditors

(Number of Auditors)
Article 29.	The number of Auditors of the Company shall not exceed five (5).

(Method of Election)
Article 30.	Auditors of the Company shall be elected at a general meeting of shareholders.
2.
A resolution for the election of Auditors shall require a majority of the voting rights at a meeting where the shareholders holding one-third (1/3) or more of the voting rights of shareholders entitled to exercise voting rights are present.

(Term of Office)
Article 31.
The term of office of an Auditor shall  be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within four (4) years after the election of the Auditor.

2.
The term of office of an Auditor elected to fill a vacancy of Auditors who left office before the expiration of their term of office shall be until the expiration of the term of office of the Auditor who left office.

(Full-time Auditors)
Article 32.	Full-time Auditors of the Company shall be elected at a Meeting of the Board of Auditors.

(Notice of Convocation of Meetings of the Board of Auditors)
Article 33.
Notice of convocation of meetings of the Board of Auditors shall be issued to each Auditor at least three (3) days before the date of the meeting, provided, however, that in the case of urgency, this period may be shortened.

2.	Meetings of the Board of Auditors may be held without following the procedures for convocation if the Auditors unanimously so consent.

(Regulations of the Board of Auditors)
Article 34.
Matters concerning the Board of Auditors shall be as prescribed in the Regulations of the Board of Auditors provided for by the Board of Auditors, in addition to relevant laws and regulations and these Articles of Incorporation.

(Remuneration, etc.)
Article 35.	Remuneration, etc. of the Auditors shall be provided for by a resolution of the general meeting of shareholders.

(Exemption of the Liabilities of Auditors)
Article 36.
Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt Auditors (including persons who were Auditors in the past) from liability for damages arising from negligence in the performance of their duties, to the extent permitted by laws and regulations.

2.
Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may conclude contracts with Auditors falling under the said Article with respect to limiting liability for damages arising from negligence in the performance of their duties, provided, however, that the limit of the amount set forth in such contracts shall be the minimum amount liable as prescribe by laws and regulations.

Chapter VI. Accounting Auditor

(Election of Accounting Auditor)
Article 37.	The Accounting Auditor shall be elected at a general meeting of shareholders.

(Term of Office of Accounting Auditor)
Article 38.	The term of office of the Accounting Auditor shall be until the conclusion of the ordinary general meeting of shareholders for the last business year ending within one (1) year from its election.
2.
Unless otherwise resolved at the ordinary general meeting of shareholders in the preceding Paragraph, the Accounting Auditor shall be deemed as reelected at the ordinary general meeting of shareholders.

(Remuneration, etc. of Accounting Auditor)
Article 39.	Remuneration, etc. of the Accounting Auditor shall be provided for by President & CEO upon the approval from the Board of Auditors.

Chapter VII. Accounts

(Business Year)
Article 40.	The business year of the Company shall be one (1) year from April 1 of each year until March 31 of the following year.

(Interim Dividends)
Article 41.	The Company may distribute interim dividends (composed of dividends of surplus as prescribed by Article 454, Paragraph 5 of the Companies Act) upon resolution by the Board of Directors.

(Record Date of Dividends of Surplus)
Article 42.	Record date of year-end dividends of the Company shall be March 31 of each year.
2.	Record date of interim dividends of the Company shall be September 30 of each year.
3.	In addition to the preceding two Items above, the Company may distribute dividends of surplus upon establishing a record date.

(Expiration Period for Dividends)
Article 43.
If the dividends are paid by cash and they are not received after the elapse of a full three (3) years from the date their payment commences, the Company shall be relieved of the obligation to make the payment.

2.	No interests shall be applicable to the amount mentioned in the preceding Item.

Chapter VIII. Supplementary Provisions

(First Business Year)
Article 44.	Notwithstanding the provisions provided by Article 40, the first business year of the Company shall be from the date of establishment of the Company until March 31, 2016.

(First Remuneration, etc. of Directors and Auditors)
Article 45.
Notwithstanding the provisions provided by Articles 27 and 35, the amount of Remuneration, etc. for Directors from the date of the establishment of the Company to the conclusion of the first ordinary general meeting of shareholders of the Company shall be within five hundred and fifty million (550,000,000) yen, and the amount of Remuneration, etc. for Auditors shall be within seventy million (70,000,000) yen.

(Deletion of Supplementary Provisions)
Article 46.	These supplementary provisions shall be deleted at the conclusion of the first ordinary general meeting of shareholders of the Company.

Exhibit 2
Details of Macnica Share Options (2nd series)

(1) Name of Share Options
Macnica Share Options (2nd series)

(2) Class and Number of Shares to Be Issued upon the Exercise of Share Options or its Method of Calculation
100 common shares of the Company for one (1) share option

If the Company carries out a share split (including an allotment of shares of common shares of the Company without contribution; the same shall apply hereafter) or share consolidation of common shares of the Company, the number of shares to be issued shall be adjusted in accordance with the formula set forth below; provided, however, such adjustment shall only apply for the number of shares to be issued for share options which have not been exercised or cancelled as of the time of adjustment and any resulting fraction of less than one share arising therefrom shall be rounded down.

Number of shares after adjustment	=	Number of shares before adjustment	×	Ratio of share split or share consolidation

In addition to the above, if it becomes necessary to adjust the number of shares for unavoidable reasons such as merger, company split, share exchange or share transfer of the Company, the Company shall adjust the number of shares to a reasonable extent in consideration of the terms, etc. of merger, company split, share exchange or share transfer of the Company.

(3) Amount to Be Paid in exchange for Share Options
No amount is required to be paid in exchange for share options.

(4) Value of Assets to Be Contributed upon the Exercise of Share Options
The value of assets to be contributed shall be the amount obtained by multiplying an amount to be paid per share (hereinafter referred to as the “Exercise Price”) to be issued upon the exercise of the share options (including the transfer of treasury shares in lieu of issuance; the same shall apply hereafter) by the number of shares to be issued through the exercise of the share options, and the Exercise Price shall be 1,841 yen.
If the Company carries out a share split or share consolidation after the issuance date, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of share split or share consolidation

In addition, if the Company issues new shares or disposes of treasury shares (excluding any issuance through the exercise of the share options or subscription rights as stipulated in Article 280-19 of the Commercial Code before revision issued on April 1, 2002) at a price below the market price, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up. Further, if share options are issued (limited to cases where the price of the shares to be issued upon the exercise of the share options is below the market price when the share options are issued), the Exercise Price shall be adjusted similarly thereto.
For the formula set forth below, the “Number of shares outstanding” means the number of outstanding shares of the Company minus the number of treasury shares held by the Company, and if the Company disposes of treasury shares, “shares newly issued” shall be read as “treasury shares disposed,” and “Amount to be paid per share” shall be read as “Amount to be disposed per share.”

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding	+	Number of shares newly issued	×	Amount to be paid per share
Market price per share before the issuance of new shares
				Number of shares outstanding		+	Number of shares newly issued

In addition to the above, if it becomes necessary to adjust the Excise Price for unavoidable reasons such as merger or company split of the Company after the issuance date, the Company shall adjust the Exercise Price to the necessary and reasonable extent after considering the terms, etc. of the merger or company split.

(5) Exercise Period of Share Options
From April 1, 2013 to March 31, 2018

(6) Matters concerning Increases in Stated Capital and Legal Capital Surplus through the Issuance of Shares upon the Exercise of Share Options
1) The amount by which the stated capital increases through the issuance of shares upon the exercise of share options shall be one-half (1/2) of the upper limit of the increase in the amounts of stated capital and other items calculated pursuant to the provisions of Article 17, Paragraph 1 of the Company Accounting Ordinance, and any resulting fraction of less than one yen arising therefrom shall be rounded up.
2) The amount by which the legal capital surplus increases through the issuance of shares upon the exercise of share options shall be the upper limit of the increase in the amounts of stated capital and other items described in 1) above, less the increase in the amount of stated capital set out in 1) above.

(7) Restriction on Acquisition of Share Options by Transfer
Any transfer of share options shall be subject to approval by resolution of the Board of Directors of the Company.

(8) Cause and Terms of Acquisition of Share Options
1) When a proposal for a merger agreement under which the Company is to be a disappearing company, an absorption-type company split agreement or incorporation-type company split plan under which the Company is to be a wholly-owned subsidiary, or a share exchange agreement or share transfer plan under which the Company is to be a wholly-owned subsidiary is approved by resolution of the general meeting of shareholders, the Company may acquire share options without consideration on a date to be separately determined by the Board of Directors of the Company.
2) If a holder of share options ceases to fall under terms and conditions set forth in (12), 1) before exercising the share options, the Company may acquire the share options without consideration on a date to be separately determined by the Board of Directors of the Company.

(9) Treatment of Share Options upon Organizational Restructuring
If the Company carries out a merger (limited to the cases where the Company is to be a disappearing company), absorption-type company split, incorporation-type company split, or share exchange or share transfer (hereinafter collectively referred to as the “Organizational Restructuring”), the Company shall deliver share options of a company listed in Article 236, Paragraph 1, Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Restructured Company”) to the holders of the share options remaining unexercised (hereinafter referred to as the “Remaining Share Options”) when the Organizational Restructuring becomes effective, in accordance with the terms and conditions set forth below in the following cases:
In such cases, the Remaining Share Options shall become extinct, and the Restructured Company shall newly issue share options; provided, however, that this shall be limited to cases where the relevant merger agreement, absorption-type company split agreement, incorporation-type company split agreement, share exchange agreement, or share transfer plan provides for the issuance of the share options of the Restructured Company in accordance with terms and conditions set forth below.
1) Number of share options of the Restructured Company to be issued
Share options in a number equal to the number of share options held by the holder of the Remaining Share Options shall be issued.
2) Class of shares of the Restructured Company to be issued upon the exercise of share options
Common stock of the Restructured Company
3) Number of shares of the Restructured Company to be issued upon the exercise of share options
To be similarly determined in accordance with (2) above after considering the terms and conditions and other factors of the Organizational Restructuring.
4) Value of assets to be contributed upon the exercise of share options
The value of assets to be contributed upon the exercise of each share option shall be the amount obtained by multiplying the amount to be paid after restructuring (to be obtained by adjusting the Exercise Price in accordance with (4) above) by the number of shares to be issued through the exercise of the relevant share options (to be determined in accordance with 3) above), after considering the terms and conditions of the Organizational Restructuring and other factors.
5) Exercise period of share options
The period commencing on either (i) the first date of the period during which share options may be exercised as set forth in (5) above or (ii) the date on which the Organizational Restructuring becomes effective, whichever is later, and ending on the expiration date of the period during which share options may be exercised as set forth in (5) above.

6) Matters regarding increases in stated capital and legal capital surplus through the issuance of shares upon the exercise of share options
To be similarly determined in accordance with (6) above
7) Restriction on the acquisition of share options by transfer
Any acquisition of share options by transfer shall be subject to an approval by resolution of the Board of Directors of the Restructured Company (the majority of Directors if the Restructured Company is not a company with a Board of Directors).
8) Cause of acquisition of share options
To be similarly determined in accordance with (8) above

(10) Allotment Date of Share Options
August 30, 2010

(11) Treatment of Fractions of Less Than One Share Arising from the Exercise of Share Options
Any fractions of less than one (1) share in the number of shares to be issued to share options holders who exercise share options shall be rounded down.

(12) Other Terms and Conditions regarding the Exercise of Share Options
1) A person to whom share options are allotted is required to be a Director of the Company or a subsidiary of the Company even when the share options are exercised; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
2) No inheritance of share options shall be permitted; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
3) No pledge or other form of disposal of share options shall be permitted.

Exhibit 3
Details of Share Options (1st series) of the New Company

Trade Name of Company: MACNICA FUJI ELECTRONICS HOLDINGS, INC.
Name of Share Options: MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series)

(1) Name of Share Options
MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series)

(2) Class and Number of Shares to Be Issued upon the Exercise of Share Options
The class of shares to be issued upon the exercise of share options shall be common stock, and the number of shares to be issued per share option (hereinafter referred to as the “Number of Shares Granted”) shall be 250 of common stock of the Company; provided, however, that if Macnica, Inc. carries out a share split (including an allotment of shares without contribution; the same shall apply hereafter) or share consolidation of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company carries out a share split or share consolidation of common stock of the Company after the issuance of the share options, the Number of Shares Granted shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one share arising therefrom shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of share split or share consolidation

In addition to the above, if it becomes necessary to adjust the Number of Shares Granted for unavoidable reasons, the Company shall adjust the Number of Shares Granted to the extent required.

(3) Amount to Be Paid in exchange for Share Options
No amount is required to be paid in exchange for share options.

(4) Value of Assets to Be Contributed upon the Exercise of Share Options
The value of assets to be contributed shall be the amount obtained by multiplying an amount to be paid per share (hereinafter referred to as the “Exercise Price”) to be issued upon the exercise of the share options (including the transfer of treasury shares in lieu of issuance; the same shall apply hereafter) by the number of shares to be issued through the exercise of the share options. The Exercise Price shall be 737 yen.
If Macnica, Inc. carries out a share split or share consolidation of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company carries out a share split or share consolidation after the issuance of the share options, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up.

Exercise Price after adjustment	=	Exercise Price before adjustment	×	1
Ratio of share split or share consolidation

In addition, if Macnica, Inc. issues new shares or disposes of treasury shares (excluding of any issuance or disposal through the exercise of the share options) at a price below the market price of common stock of Macnica, Inc. on or after October 27, 2014 and by the date immediately preceding the date of establishment of the Company or if the Company issues new shares or disposes of treasury shares at a price below the market price of common stock of the Company after the issuance of the share options, the Exercise Price shall be adjusted in accordance with the formula set forth below and any resulting fraction of less than one yen arising therefrom shall be rounded up. Further, if share options are issued (limited to cases where the price of the shares to be issued upon the exercise of the share options is below the market price when the share options are issued), the Exercise Price shall be adjusted similarly thereto.
For the formula set forth below, the “Number of shares outstanding” means the number of outstanding shares of Macnica, Inc. or the Company minus the number of treasury shares held by Macnica, Inc. or the Company, and if Macnica, Inc. or the Company disposes of treasury shares, “shares newly issued” shall be read as “treasury shares disposed,” and “Amount to be paid per share” shall be read as “Amount to be disposed per share.”

Exercise Price after adjustment	=	Exercise Price before adjustment	×	Number of shares outstanding	+	Number of shares newly issued	×	Amount to be paid per share
Market price per share before the issuance of new shares
				Number of shares outstanding		+	Number of shares newly issued

In addition to the above, if it becomes necessary to adjust the Excise Price for unavoidable reasons such as merger or company split of the Company on or after the allotment date, the Company shall adjust the Exercise Price to the necessary and reasonable extent after considering the terms, etc. of the merger or company split.

(5) Exercise Period of Share Options
From April 1, 2015 to March 31, 2018

(6) Matters concerning Increases in Stated Capital and Legal Capital Surplus through the Issuance of Shares upon the Exercise of Share Options
1) The amount by which the stated capital increases through the issuance of shares upon the exercise of share options shall be one-half (1/2) of the upper limit of the increase in the amounts of stated capital and other items calculated pursuant to the provisions of Article 17, Paragraph 1 of the Company Accounting Ordinance, and any resulting fraction of less than one yen arising therefrom shall be rounded up.
2) The amount by which the legal capital surplus increases through the issuance of shares upon the exercise of share options shall be the upper limit of the increase in the amounts of stated capital and other items described in 1) above, less the increase in the amount of stated capital set out in 1) above.

(7) Restriction on Acquisition of Share Options by Transfer
Any acquisition of share options by transfer shall be subject to approval by resolution of the Board of Directors of the Company.

(8) Cause and Terms of Acquisition of Share Options
1) When a proposal for a merger agreement under which the Company is to be a disappearing company, an absorption-type company split agreement or incorporation-type company split plan under which the Company is to be a wholly owned subsidiary, or a share exchange agreement or share transfer plan under which the Company is to be a wholly owned subsidiary is approved by resolution of the general meeting of shareholders, the Company may acquire share options without consideration on a date to be separately determined by the Board of Directors of the Company.
2) If a holder of share options ceases to fall under terms and conditions set forth in (12), 1) before exercising the share options, the Company may acquire the share options without consideration on a date to be separately determined by the Board of Directors of the Company.

(9) Treatment of Share Options upon Organizational Restructuring
If the Company carries out a merger (limited to the cases where the Company is to be a disappearing company), absorption-type company split, incorporation-type company split, or share exchange or share transfer (hereinafter collectively referred to as the “Organizational Restructuring”), the Company shall deliver share options of a company listed in Article 236, Paragraph 1, Item (viii), (a) through (e) of the Companies Act (hereinafter referred to as the “Restructured Company”) to the holders of the share options remaining unexercised (hereinafter referred to as the “Remaining Share Options”) when the Organizational Restructuring becomes effective, in accordance with the terms and conditions set forth below in the following cases:
In such cases, the Remaining Share Options shall become extinct, and the Restructured Company shall newly issue share options; provided, however, that this shall be limited to cases where the relevant merger agreement, absorption-type company split agreement, incorporation-type company split agreement, share exchange agreement, or share transfer plan provides for the issuance of the share options of the Restructured Company in accordance with terms and conditions set forth below.
1) Number of share options of the Restructured Company to be delivered
Share options in a number equal to the number of share options held by the holder of the Remaining Share Options shall be delivered.
2) Class of shares of the Restructured Company to be issued upon the exercise of share options
Common stock of the Restructured Company
3) Number of shares of the Restructured Company to be issued upon the exercise of share options
To be similarly determined in accordance with (2) above after considering the terms and conditions and other factors of the Organizational Restructuring.
4) Value of assets to be contributed upon the exercise of share options
The value of assets to be contributed upon the exercise of each share option shall be the amount obtained by multiplying the amount to be paid after restructuring (to be obtained by adjusting the Exercise Price in accordance with (4) above) by the number of shares to be issued through the exercise of the relevant share options (to be determined in accordance with 3) above), after considering the terms and conditions of the Organizational Restructuring and other factors.

5) Exercise period of share options
The period commencing on either (i) the first date of the period during which share options may be exercised as set forth in (5) above or (ii) the date on which the Organizational Restructuring becomes effective, whichever is later, and ending on the expiration date of the period during which share options may be exercised as set forth in (5) above.
6) Matters regarding increases in stated capital and capital reserve through the issuance of shares upon the exercise of share options
To be similarly determined in accordance with (6) above
7) Restriction on the acquisition of share options by transfer
Any acquisition of share options by transfer shall be subject to an approval by resolution of the Board of Directors of the Restructured Company (the majority of Directors if the Restructured Company is not a company with a Board of Directors).
8) Cause of acquisition of share options
To be similarly determined in accordance with (8) above

(10) Allotment Date of Share Options
April 1, 2015

(11) Treatment of Fractions of Less Than One Share Arising from the Exercise of Share Options
Any fractions of less than one (1) share in the number of shares to be delivered to share options holders who exercise share options shall be rounded down.

(12) Other Terms and Conditions regarding the Exercise of Share Options
1) A person to whom share options are allotted is required to be a Director of the Company or a subsidiary of the Company (including its subsidiary) even when the share options are exercised; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
2) No inheritance of share options shall be permitted; provided, however, that, this shall not apply to cases where the Board of Directors grants exceptions in consideration of various reasons.
3) No pledge or other form of disposal of share options shall be permitted.

3.  Matters concerning Appropriateness of Matters provided in Article 773, Paragraph 1, Item 5 and Item 6 of the Companies Act
(1)	Matters concerning Appropriateness of the Amount and Allotment of Consideration for the Share Transfer
The Company and Fuji Electronics, upon establishment of the joint holding company by way of the Share Transfer, have determined the allotment ratio of common shares of the joint holding company to be issued and allotted to the respective shareholders of the Company and Fuji Electronics (hereinafter referred to as the “Share Transfer Ratio”) as follows, and have judged them to be appropriate.
1)	Allotment concerning the Share Transfer (Share Transfer Ratio)
	Macnica	Fuji Electronics
Share Transfer Ratio	2.5	1
Note 1.	Share allotment ratio
Two point five (2.5) common shares of the joint holding company for one (1) common share of Macnica, and one (1) common share of the joint holding company for one (1) common share of Fuji Electronics, shall be issued and allotted respectively. In case any fractions of less than one share arises in the number of common shares of the joint holding company that must be issued to shareholders of either company, cash will be paid to each of such shareholders in proportion to the value of such fractions of less than one share, pursuant to the provisions of Article 234 of the Companies Act and other relevant laws and regulations. The Share Transfer Ratio stated above is subject to change pursuant to discussions between both companies in case of any significant changes to the terms and conditions for the basis of calculation.

Note 2.	Treatment of share unit and shares less than one unit of the joint holding company
The share unit of the joint holding company shall be one hundred (100) shares.
With regard to the shareholders of Macnica and Fuji Electronics who will be allotted shares less than one hundred (100) shares of the joint holding company due to the Share Transfer, such allotted shares cannot be sold at Tokyo Stock Exchange or other financial instruments exchanges. However, such shareholders who may own such shares less than one share unit may demand purchase of the shares less than one share unit to the joint holding company. In addition, pursuant to the provisions of Article 194, Paragraph 1 of the Companies Act and the articles of incorporation, such shareholders may demand to the joint holding company to sell the number of shares that will amount to one (1) share unit added with the shares less than one share unit that they own.

Note 3.	Number of new shares to be issued by the joint holding company through the Share Transfer (plan) Common shares 58,643,207 shares
The above number is calculated based on the total number of issued shares of Macnica (18,110,252 shares; as of the end of September 2014), and the total number of issued shares of the Fuji Electronics (16,320,828 shares; as of the end of August 2014). However, since it is expected that both companies will cancel all the treasury shares they respectively own (including the treasury shares acquired through purchases of shares regarding demand for purchase of shares of dissenting shareholders exercised upon the Share Transfer as stipulated in Article 806, Paragraph 1 of the Companies Act) by the time immediately preceding the time the joint holding company purchases all the issued shares of both companies, treasury shares owned by Macnica (377,647 shares; as of the end of September 2014) and treasury shares owned by Fuji Electronics (2,009,133 shares; as of the end of August 2014), are excluded from the subject of issuance of new shares in the above calculation.
The number of new shares to be issued by the joint holding company may change because the actual number of treasury shares that will be cancelled by the effective date of the Share Transfer is undetermined at present. The number of new shares to be issued by the joint holding company may also change in case of any exercise of share option, etc. of Macnica prior to the effectuation of the Share Transfer.
2)	Basis of Calculation, etc. of the Share Transfer Ratio
a.	Basis of calculation
In order to ensure fairness in terms of determining the Share Transfer Ratio used in the Share Transfer, Macnica has appointed SMBC Nikko Securities Inc. (hereinafter “SMBC Nikko Securities”) and Fuji Electronics has appointed Daiwa Securities Co. Ltd. (hereinafter “Daiwa Securities”), respectively as independent third-party assessors, and have each requested them to calculate the Share Transfer Ratio used for the Share Transfer, and received a Share Transfer Ratio calculation sheet.

With regard to the calculation of the Share Transfer Ratio, SMBC Nikko Securities has adopted the market share price method as both companies are listed on the stock exchange and the market prices of their shares are available, while also carrying out calculation based on comparable listed company analysis as there are several similar comparable listed companies for both companies that allow estimate of share value based on comparison with similar companies. Further, in order to reflect the situation of the future business activities of both companies in the evaluation, calculation was carried out based on discounted cash flow method (hereinafter “DCF method”), where share value is calculated by discounting free cash flow, which is expected to be generated in the future, to the present value using an appropriate discount rate. Calculation result based on each calculation method is as below. The evaluation range of Share Transfer Ratio stated below shows the range of number of common shares of the joint holding company to be allotted for one (1) common share of the Company in case one (1) common share of the joint holding company is allotted for one (1) common share of Fuji Electronics.

Evaluation method	Evaluation range of Share Transfer Ratio
Market share price method	1 : 2.349-2.503
Comparable listed company analysis	1 : 2.165-3.324
DCF method	1 : 2.141-3.468

With regard to the market share price method, by setting the calculation basis date on October 24, 2014, which is the previous business day of the preparation date of the Share Transfer Ratio calculation sheet, the closing value on the Tokyo Stock Exchange of both companies on the calculation basis date, and the average closing value thereon of the one (1) month and three (3) months period up to the calculation basis date, and the average closing value during the period starting from the business day following October 7, 2014, the announcement date of the “Financial Results for the Second Quarter of the Fiscal Year Ended February 2015” of Fuji Electronics, up to the calculation basis date, are adopted.
Regarding the calculation of the Share Transfer Ratio, SMBC Nikko Securities has used reference materials and information provided by the Company and Fuji Electronics and information open to the public as is in general. All reference materials and information which were subject to the analysis and consideration were assumed to be accurate and complete. SMBC Nikko Securities has not carried out any individual verification on the accuracy and completeness of these reference materials and information, nor is responsible for such verification. SMBC Nikko Securities has not carried out any individual evaluation, appraisal or assessment including individual analysis and evaluation of all assets and liabilities (including but not limited to financial derivatives, unlisted assets and liabilities, and other contingent liabilities) of the Company and Fuji Electronics and their affiliate companies, nor have they requested an independent assessor for such evaluation, appraisal or assessment. SMBC Nikko Securities assumes that the respective business plans, financial estimations and other information on the future provided by the Company and Fuji Electronics are prepared rationally based on the best possible estimate and decision by the management of the Company and Fuji Electronics at present, and with the consent of the Company, has relied upon such information without individual verification. The financial estimates used as precondition for the calculation include no business years which are expected to substantially increase or decrease in profit. The calculations by SMBC Nikko Securities are based on financial, economical, and market condition as well as other factors as of October 27, 2014.
In addition, SMBC Nikko Securities, as stated below in “d. Measures to ensure fairness,” based on the request from the Company’s Board of Directors, has submitted to the Company a written opinion (Fairness Opinion) as of October 27, 2014, stating that the Share Transfer Ratio is appropriate for the shareholders of the Company from a financial viewpoint, based on above preconditions and other certain preconditions as well as condition of indemnity.
b.	Particulars of calculation
In determining the Share Transfer Ratio used in the Share Transfer, the Company has appointed SMBC Nikko Securities and Fuji Electronics has appointed Daiwa Securities, respectively as independent third-party assessors, and have each requested them to calculate the Share Transfer Ratio used for the Share Transfer. Based on the calculation results from such independent third-party assessors, and upon careful negotiations and discussions on the Share Transfer Ratio among both companies by taking into account the factors of both companies including financial situation, situation of assets, future prospects, the above Share Transfer Ratio was agreed upon and determined on October 27, 2014, based on the final judgment that the above Share Transfer Ratio to be appropriate.

c.	Relationship with the assessors
SMBC Nikko Securities, independent third-party assessor of the Company, and Daiwa Securities, independent third-party assessor of Fuji Electronics, are neither related parties of either company, and do not have any important interest regarding the Share Transfer required to be stated.
d.	Measures to ensure fairness
In order to ensure fairness in the Share Transfer, the Company has acquired from SMBC Nikko Securities as of October 27, 2014 a written opinion (Fairness Opinion), stating that the Share Transfer Ratio for the Share Transfer is appropriate for the ordinary shareholders of the Company from a financial viewpoint, based on preconditions stated in above “a. Basis of calculation” and other certain preconditions.
Fuji Electronics has acquired from Daiwa Securities as of October 27, 2014 a written opinion (Fairness Opinion), stating that the Share Transfer Ratio for the Share Transfer is appropriate for the ordinary shareholders of Fuji Electronics from a financial viewpoint, based on certain preconditions.
Further, the Company has received legal advice from Anderson Mori & Tomotsune, and Fuji Electronics has received legal advice from TMI Associates, concerning the method and process of decision making and other procedures pertaining to the Share Transfer.
Both Anderson Mori & Tomotsune and TMI Associates do not fall under related parties of either company nor do they have significant interest in either company to be disclosed regarding the Share Transfer.
(2)	Matters concerning Amount of Capital and Reserve of the Wholly-Owning Parent Company Incorporated through Share Transfer.
The Company and Fuji Electronics, upon establishment of the joint holding company, have determined the amount of capital and reserve of such joint holding company to be as follows
1)	Amount of capital
10.0 billion yen
2)	Amount of legal capital surplus
2.5 billion yen
3)	Amount of legal retained earnings
0 yen
The above amount of capital and reserve have been determined by comprehensively taking into account the capital policies of the joint holding company after establishment and through discussion of the Company and Fuji Electronics, within the extent provided for in Article 52 of the Ordinance on Company Accounting.

4.
Matters concerning Appropriateness of Matters provided in Article 773, Paragraph 1, Item 9 and Item 10 of the Companies Act with regard to Share Options provided in Article 808, Paragraph 3, Item 3 of the Companies Act

The Company, upon establishment of MACNICA FUJI ELECTRONICS HOLDINGS, INC. as the Wholly-Owning Parent Company Incorporated through Share Transfer through the Share Transfer based on the Transfer Plan jointly prepared with Fuji Electronics, in light of its detail and the Share Transfer Ratio of the share option issued by the Company as stated in below (1), from the viewpoint of equally protecting the rights of shareholders and holders of share options, and based on discussions between the Company and Fuji Electronics, it has been determined to issue and allot share options of MACNICA FUJI ELECTRONICS HOLDINGS, INC. as set out below, in place of share options of the Company, and have judged this to be appropriate.
(1)
One (1) MACNICA FUJI ELECTRONICS HOLDINGS, INC. Share Options (1st series) as stated in Exhibit 3 to the Transfer Plan herein for one (1) Macnica Share Options (2nd series) (as stated in Exhibit 2 thereto).

5.	Matters concerning Fuji Electronics
(1)	Details of the Financial Statements with regard to the Most Recent Business Year

The financial statements of Fuji Electronics for the fiscal year ended February 28, 2014 have been posted on the Company’s website (http://ir.macnica.co.jp/) in accordance with laws and regulations and Article 16 of the Articles of Incorporation of the Company.

(2)
Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year

Not applicable.

6.
Disposal of Significant Property, Significant Burden of Debt, or Other Matters that may Cause Significant Effect to the Status of Company Property which Occurred after the Ending Date of the Most Recent Business Year with regard to the Company

Not applicable.

7.	Matters Pertaining to Persons Assuming Directors of the Wholly-Owning Parent Company Incorporated through Share Transfer
Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Haruki Kamiyama (February 5, 1946)	February 1975 President and CEO of Macnica, Inc. June 2008 Chairman and CEO of Macnica, Inc. June 2010 Director and Chairman of Macnica, Inc.(Present)	(1) 7,574,350 Shares (2) 0 Shares (3) 18,935,875 Shares
Kunio Ikisu (November 14, 1940)
April 1964
Joined Rikei Corporation
September 1970
Established Fuji Electronics Co., Ltd. as President and COO
November 1980
Representative Director of FUJI ELECTRONICS AMERICA INC. (Present)
February 1984
Representative Director of FUJI SEMICONDUCTORS CO. LTD. (Present)
June 1995
Representative Director of FUJI SEMICONDUCTOR SINGAPORE PTE LTD (Present)
October 1999
Representative Director of CRESTRONICS CO., LTD. (Present)
February 2003
Representative Director of TOKYO DENSHI HANBAI CO., LTD. (Present)
July 2004
Chairman of the Board of Directors of FUJI ELECTRONICS SHANGHAI CO., LTD. (Present)
May 2005
Chairman & CEO of Fuji Electronics Co., Ltd. (Present)
September 2012
Representative Director of FUJI SEMICONDUCTOR (THAILAND) CO., LTD. (Current)
(1) 0 Shares (2) 489,500 Shares (3) 489,500 Shares

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Kiyoshi Nakashima (March 13, 1955)
April 1981
Joined Macnica, Inc.
May 1991
Director and Component First Business Department General Manager of Macnica, Inc.
April, 1999
Director and Network Business General Manager of Macnica, Inc.
June 2003
Managing Director of Macnica, Inc.
March 2004
Representative Director of Macnica Networks Corp.
April 2005
Executive Vice President of Macnica, Inc.
Representative Director of ALTIMA Corp.
June 2008
President and CEO of Macnica, Inc. (Present)
(1) 28,518 Shares (2) 0 Shares (3) 71,295 Shares
Kiyoshi Ikisu (January 11, 1949)
January 1973
Joined Fuji Electronics Co., Ltd.
April 1984
Sales Div. 1 Manager of Fuji Electronics Co., Ltd.
May 1985
Director of Fuji Electronics Co., Ltd.
May 1993
Managing Director of Fuji Electronics Co., Ltd.
May 1997
Senior Managing Director of Fuji Electronics Co., Ltd.
May 2003
Director and Vice President of Fuji Electronics Co., Ltd.
May 2005
President & COO of Fuji Electronics Co., Ltd. (Present)
(1) 0 Shares (2) 227,600 Shares (3) 227,600 Shares

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Shigeyuki Sano (June 9, 1959)
April 1981
Joined Macnica, Inc.
March 1995
General Manager, Accounting Division of Macnica, Inc.
June 1997
Director and General Manager, Accounting Division of Macnica, Inc.
June 2003
Director, in charge of General Affairs of Macnica, Inc.
April 2007
Director of Macnica, Inc. (present)
(1) 18,318 Shares (2) 0 Shares (3) 45,795 Shares
Eiichi Nishizawa (March 26, 1957)
April 1982
Joined Toho Mutual Life Insurance Company (Present The Gibraltar Life Insurance Co., Ltd.)
December 1999
Joined Fuji Electronics Co., Ltd.
May 2001
Head of Strategic Planning Office of Fuji Electronics Co., Ltd.
May 2006
Executive Officer, Head of Strategic Planning Office and General Manager, General Affairs Div. of Fuji Electronics Co., Ltd.
May 2010
Senior Executive Officer and General Manager, Strategic Planning Div. of Fuji Electronics Co., Ltd.
May 2011
Director and General Manager, Financial & Accounting Div. of Fuji Electronics Co., Ltd.
May 2014
Managing Director of Fuji Electronics Co., Ltd. (Present)
(1) 0 Shares (2) 0 Shares (3) 0 Shares

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Fumihiko Arai (January 4, 1965)
March 1990
Joined Macnica, Inc.
June 2003
Director and General Manager of Strategic Business of ALTIMA Corp.
April 2006
Director and Vice President of ALTIMA Corp.
June 2007
President and CEO of ALTIMA Corp.
April 2011
Executive Officer of Macnica, Inc.
June 2011
Director of Macnica, Inc. (Present)
(1) 3,100 Shares (2) 0 Shares (3) 7,750 Shares
Shinichi Onodera (January 8, 1956)
April 1978
Joined Wacoal Corp.
December 1983
Joined Crown Leasing corporation
December 1987
Joined The Fuji Bank, Limited (Present Mizuho Bank, Ltd.)
April 2010
Joined Fuji Electronics Co., Ltd. as General Manager, General Affairs Div. of Fuji Electronics Co., Ltd.
May 2010
Executive Officer and General Manager, General Affairs Div. of Fuji Electronics Co., Ltd.
May 2011
Executive Officer and Deputy General Manager, Marketing Sector of Fuji Electronics Co., Ltd.
May 2012
Director and Deputy General Manager, Sales Management Sector of Fuji Electronics Co., Ltd.
May 2014
Managing Director of Fuji Electronics Co., Ltd. (Present)
(1) 0 Shares (2) 0 Shares (3) 0 Shares

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
SEU, DAVID DAEKYUNG (November 23, 1959)
September 1986
Joined Merril Lynch & Co.,Inc. (Investment Banking Division, New York, USA)
October 1990
Joined The Sumitomo Trust and Banking Co., Ltd. (Present Sumitomo Mitsui Trust Bank, Limited)
February 2000
Director of Sumishin Investment Co., Ltd. (Present Sumitomo Mitsui Trust Investment Co., Ltd.) (Present)
June 2007
Director of Macnica, Inc. (Present)
(Significant Concurrent Positions)
Director of Sumitomo Mitsui Trust Investment Co., Ltd.
(1) 0 Shares (2) 0 Shares (3) 0 Shares
Notes:
1.	Each person assuming Director has no special interests with the Company and Fuji Electronics Co., Ltd., and neither is going to have special interests with “MACNICA FUJI ELECTRONICS HOLDINGS, INC.”
2.
Number of the Company’s shares held is based on state of ownership on September 30, 2014, number of Fuji Electronics’ shares held is based on state of ownership on August 31, 2014, and number of the joint holding company’s shares allotted is based on these said states of ownership of shares taking the Share Transfer Ratio into consideration.

8.	Matters Pertaining to Persons Assuming Auditors of the Wholly-Owning Parent Company Incorporated through Share Transfer
Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Yutaka Usami (November 15, 1949)
June 1975
Joined Macnica, Inc.
June 1994
President and CEO of Net Serve Corporation (Present Networld Corporation)
October 2000
Director and Vice President of Networld Corporation
November 2009
Adviser of Macnica Networks Corp.
June 2011
Audit & Supervisory Board Member of Macnica, Inc. (Present)
(1) 49,383 Shares (2) 0 Shares (3) 123,457 Shares
Yoshiaki Asahi (February 18, 1955)
April 1977
Joined Tokyo Stock Exchange, Inc. (Present Japan Exchange Group, Inc.)
April 1983
Joined Japan Associated Finance Co., Ltd. (Present JAFCO Co., Ltd.)
July 1993
President and Representative Director of GPC, Ltd. (Present)
June 2011
Outside Audit & Supervisory Board Member of Macnica, Inc. (Present)
(Significant Concurrent Positions)
President and Representative Director of GPC, Ltd.
(1) 1,000 Shares (2) 0 Shares (3) 2,500 Shares

Name (Date of Birth)	Brief History, Position, Area of Responsibility and Other Key Posts Held Concurrently	(1) Number of the Company’s Shares Held (2) Number of Fuji Electronics’ Shares Held (3) Number of the Joint Holding Company’s Shares Allotted
Fujiaki Mimura (May 30, 1954)
April 1987
Registered at Tokyo Bar Association
January 1991
Established Fujiaki Mimura Law Office
June 2002
Established Sakai Mimura Law Office (Present Bingham McCutchen Murase, Sakai Mimura Aizawa - Foreign Law Joint Enterprise) (Present)
December 2003
Outside Audit & Supervisory Board Member of Fuji Pharma Co., Ltd. (Present)
May 2009
Outside Auditor of Fuji Electronics Co., Ltd. (Present)
(Significant Concurrent Positions)
Outside Audit & Supervisory Board Member of Fuji Pharma Co., Ltd.
(1) 0 Shares (2) 0 Shares (3) 0 Shares

Notes:
1.	Each person assuming Auditor has no special interests with the Company and Fuji Electronics, and neither is going to have special interests with “MACNICA FUJI ELECTRONICS HOLDINGS, INC.”
2.
Number of the Company’s shares held is based on state of ownership on September 30, 2014, number of Fuji Electronics’ shares held is based on state of ownership on August 31, 2014, and number of the joint holding company’s shares allotted is based on these said states of ownership of shares taking the Share Transfer Ratio into consideration.

3.
Messrs. Yoshiaki Asahi and Fujiaki Mimura are both candidates for Outside Auditors as stipulated in Article 2, Paragraph 3, Item 8 of the Companies Act Enforcement Regulations.
(i) Mr. Yoshiaki Asahi as a candidate of Auditor has broad knowledge and deep insight as a business person and he is eligible to become an Outside Auditor to monitor, make proposals and advice from fair and neutral point of view. He is a current Outside Audit & Supervisory Board Member of Macnica, Inc. and he will have held the position of Outside Audit & Supervisory Board Member for three years and six months at the closing date of this extraordinary general meeting of shareholders.
(ii) Mr. Fujiaki Mimura as a candidate of Auditor has extensive knowledge and experience in corporate legal work as an attorney and he is eligible to become an Outside Auditor to carry out an audit appropriately on such standpoint as compliance. He is a current Outside Auditor of Fuji Electronics and he will have held the position of Outside Auditor for five years and seven months at the closing date of this extraordinary general meeting of shareholders.
As stipulated in Securities Listing Regulations of Tokyo Stock Exchange, Messrs. Yoshiaki Asahi and Fujiaki Mimura will be filed as “Independent Officers” considering they are unlikely to have conflicts of interest with general shareholders.

4.
The joint holding company will enter into contracts for limitation of liability pursuant to Article 427, Paragraph 1 of the Companies Act, if Outside Auditors are appointed. These contracts limit the amount of their liability for compensation to the minimum amount liable as prescribe by laws and regulations.

9.	Matters Pertaining to Assuming Accounting Auditor of the Wholly-Owning Parent Company Incorporated through Share Transfer
Name of organization	Ernst & Young ShinNihon LLC
Offices	Tokyo Head Office: Hibiya Kokusai Building, 2-2-3 Uchisaiwai-cho, Chiyoda-ku, Tokyo (Other Offices) Principal offices: 33 Representative offices: 4 Overseas offices: 41
History
October 1985
Established Showa Ota & Co.
January 1986
Established Century Audit Corporation
April 2000
Established Century Ota Showa & Co.
July 2001
Corporate name changed to Shin Nihon & Co.
July 2008
Became Ernst & Young ShinNihon LLC

Corporate Outline	Capital: 890 million yen (As of June 30, 2014) Staffing Total: 6,055 (As of June 30, 2014)

Proposal No. 2: Partial Amendment to Articles of Incorporation
1.	Reason for Amendment
If Proposal No.1 is approved, the Share Transfer is conducted, and the Company becomes a wholly-owned subsidiary of the joint holding company, the provision in the Articles of Incorporation relating to the record date for ordinary general meeting of shareholders will no longer be necessary. Therefore, entire text of Article 12, Paragraph 1 will be deleted and necessary amendment will be made to Article 12, Paragraph 2 (hereinafter referred to as the “Partial Amendment to Articles of Incorporation”).
The Partial Amendment to Articles of Incorporations will take effect on March 31, 2015, provided that Proposal No. 1 is approved as originally proposed and that, if approved, the share transfer plan approved in Proposal No. 1 remains in effect and the Share Transfer has not been canceled by the day immediately preceding March 31, 2015.

2.	Detail of Amendment
The amendment to Articles of Incorporation is summarized below.
(Sections to be amended are underlined.)
Current Articles of Incorporation	Proposed Changes
(Record Date)
Article 12
The Company shall deem shareholders with voting rights, whose names are listed or recorded in the shareholders registry as of March 31 of each year, to be the shareholders entitled to exercise their rights in the ordinary general shareholders’ meeting for that respective fiscal year.
2. Notwithstanding the preceding paragraph, the Company, where deemed necessary, by the resolution of the Board of Directors and by issuing prior public notice, shall be entitled to deem any shareholder or registered pledgee of shares whose name is listed or recorded in the shareholders registry as of a certain date to be one of the shareholders or registered pledgees of shares entitled to exercise their rights.

(Record Date)
Article 12
The Company, where deemed necessary, by the resolution of the Board of Directors and by issuing prior public notice, shall be entitled to deem any shareholder or registered pledgee of shares whose name is listed or recorded in the shareholders registry as of a certain date to be one of the shareholders or registered pledgees of shares entitled to exercise their rights.

For reference:
The Company will pay dividends (i.e., a year-end dividend) for fiscal year ending March 2015 (from April 1, 2014 to March 31, 2015) to shareholders or registered pledgees of shares who are listed or recorded in the final shareholders registry of the Company as of March 31, 2015 in accordance with Article 47 of the current Articles of Incorporation.

(Appendix)

Business Report

(March 1, 2013 - February 28, 2014)

1. Overview of the Company Group

1. Business Progress and Results
During the fiscal year ended February 28, 2014, the Japanese economy has been on a recovery track with improved corporate earnings accompanying yen depreciation and rising stock prices, as well as improvement in corporate capital expenditure, individual consumption and exports, etc.
The semiconductor market is expected to increase by 4.4% year-on-year, reaching the size of 300.0 billion U.S. dollars worldwide in 2013 for the first time, according to the 2013 autumn forecast by WSTS (World Semiconductor Trade Statistics). The Japanese market is expected to increase by 4.3% year on year, revised significantly upward from the negative growth forecast in spring, turning the negative growth which persisted since 2012 to a positive growth.
Under such circumstances, as to the non-consolidated sales which make up most of the sales, products for information equipment, the major clients of our memory products, considerably increased, and industrial equipment including FA manufacturing equipment and measurement equipment and motor controls, which are our mainstay products, remained widely favorable. Although, on the other hand, those for satellite-related and for trading firms decreased, sales as a whole increased 15.9% year on year.
Sales at our consolidated subsidiaries considerably increased overseas thanks to the effect of acquiring commercial distribution channels in Hong Kong, as well as strong performance in other Asian countries and the U.S. In Japan, the products for industrial equipment remained favorable. As a whole, sales at our subsidiaries exceeded previous year.
As a result, net sales for the fiscal year ended February 28, 2014 amounted to 47,387 million yen (increased 16.9% year on year), operating income came to 1,147 million yen (decreased 45.8% year on year), ordinary income came to 2,028 million yen (decreased 26.4% year on year) and net income amounted to 1,463 million yen (decreased 13.4% year on year).
As to the sales by product type, discrete semiconductors amounted to 1,905 million yen (increased 24.0% year on year) due to the increase in those for industrial equipment; integrated circuits, our mainstay products, came to 42,604 million yen (increased 16.3% year on year) due to the increase in those for information equipment and industrial equipment; mechanical structural components came to 1,488 million yen (increased 27.6% year on year); system products came to 473 million yen (increased 0.7% year on year); and others amounted to 914 million yen (increased 21.9% year on year).

2. Capital Investments
There are no matters in particular to report.

3. Financing
There are no matters in particular to report.

4. Issues to be Addressed
Leveraging the advantage of a trading firm that handles foreign semiconductors, the Group has deployed the business strategy of providing the clients with high-value added foreign-made semiconductors through matching products to the clients’ needs regardless of the affiliation to each manufacturer.
The distinctive factor of the Group lies in the facts that major customers are a number of medium-sized clients mainly from the industrial equipment area, whose product lineup covers various types of semiconductors, mainly analog semiconductors, to meet customers’ requests, and that ceaseless efforts are made to excavate new customers, new application of semiconductors and new suppliers in a proactive manner. Based on these strengths, our Group has achieved the growth by today.
According to the World Semiconductor Trade Statistics, the world semiconductor market is expected to exceed 300.0 billion U.S. dollars in 2013, which will be the greatest market size of record, followed by a moderate growth forecast of 4.1% in 2014 and 3.4% in 2015.
Turning to trends in the semiconductor market, the two major conventional applications of semiconductors, PCs and mobile phones, are being replaced with next-generation mobile products, namely, tablet devices and smart phones, which are now the driving force of the market. In the environmental and ecological markets encompassing a wide range of areas including those for vehicles and smart grid, which are regarded as future growth areas, power semiconductor products that enable further effective energy conversion are drawing attention as highly promising products.
Under such a business environment, the Group formulated the “Fuji Electronics Regrowth Plan” in light of the trend of growth deceleration and decreasing in the current semiconductor market in Japan and the associated drastic changes in the industry including fiercer competition, and has started the fundamental measures aimed at regrowth since 2013.

In the period under review, the first year of the plan, sales were favorable and anticipations for consolidated net sales were at 50.0 billion yen, however, profit declined due mainly to the rising purchase price following the sharp yen depreciation. For the fiscal year ending February 28, 2015, in addition to improvement and enhancement of the profitable structure as targets under the “Fuji Electronics Regrowth Plan” plans for thorough implementation will continue as follows.

(Targets)
1.	Early achievement of consolidated net sales of 50.0 billion yen and improvement and enhancement of the profitable structure
2.	Aim to become a top-tier semiconductor trading firm acclaimed by medium-sized clients and SMEs, and suppliers and buyers in the industrial equipment area
(Priority areas)
1.	Enhancement of sales for medium-sized clients and SMEs in the industrial equipment area, where our strength lies
2.	Full-fledged exploration of needs in the automotive market and power semiconductor market
3.	Implementation of sales expansion strategy in the Asian region
4.	Measures including M&A to uncover new business areas and to acquire trade rights
5.	Development and enhancement of human resources and leadership and infrastructure development in order to achieve the above

In the fiscal year ending February 28, 2015, the second year of the “Fuji Electronics Regrowth Plan,” we will make a concerted effort to achieve the priority areas mentioned above, return profits to over 50.0 billion yen in consolidated net sales and take a step toward the next growth stage.
As the establishment of internal control system is recognized as an important management issue, continuous enhancement and improvement will be made to the control system in order to ensure to meet the expectations of our shareholders and other stakeholders.
We ask for the continued support and understanding of our shareholders.

5. Property, profit and loss
(Millions of Yen)
Item	41st term Fiscal year ended February 28, 2011	42nd term Fiscal year ended February 28, 2012	43rd term Fiscal year ended February 28, 2013	44th term (Current fiscal year) Fiscal year ended February 28, 2014
Net sales	42,850	41,855	40,550	47,387
Operating income	3,393	2,795	2,117	1,147
Ordinary income	3,551	3,152	2,757	2,028
Net income	2,218	1,784	1,690	1,463
Net income per share	146.18 yen	124.51 yen	119.17 yen	104.52 yen
Total assets	33,600	33,832	33,955	36,454
Net assets	20,727	21,492	22,290	23,353
Net assets per share	1,434.32 yen	1,500.01 yen	1,591.95 yen	1,664.36 yen

6.	Principal business (as of February 28, 2014)
The Company engages in domestic sales and export and import of both domestic and oversea semiconductor devices, integrated circuits, microcomputers and related equipment, various structural components as well as development support devices for microcomputers.

7.	Significant parent companies and subsidiaries
(i)	Parent companies
Not applicable.

(ii)	Significant subsidiaries

Name	Capital	Percentage of voting rights of the Company	Principal business
Crestronics Inc.	¥99.5 million	100.0%	Sales of electronic parts
Tokyo Denshi Hanbai Co., Ltd.	¥199.6 million	100.0%	Sales of electronic parts
Fuji Electronics America Inc.	US$110,000	100.0%	Export, import and sale of electronic parts
Fuji Semiconductors Co. Ltd.	HK$6,000,000	90.0%	Export, import and sale of electronic parts
FUJI SEMICONDUCTOR SINGAPORE PTE LTD	SG$750,000	100.0%	Export, import and sale of electronic parts
Fuji Electronics Shanghai Co., Ltd.	US$200,000	100.0%	Export, import and sale of electronic parts
FUJI SEMICONDUCTOR (THAILAND) CO., LTD.	THB 20,000,000	100.0%	Export, import and sale of electronic parts
Note: The above subsidiaries are all consolidated subsidiaries.

(iii)	Other
Not applicable.

8. Principal business locations (as of February 28, 2014)
(i) The Company
Head Office:	2-12, 3-chome, Hongo, Bunkyo-ku, Tokyo
Sales Office:
Osaka Sales Office (Chuo-ku, Osaka), Nagoya Sales Office ((Naka-ku, Nagoya), Tachikawa Sales Office (Tachikawa-shi, Tokyo), Yokohama Sales Office (Kohoku-ku, Yokohama-shi), Suwa Sales Office (Suwa-shi, Nagano), Ueda Sales Office (Ueda-shi, Nagano), Ohmiya Sales Office (Ohmiya-ku, Saitama-shi), Fukuoka Sales Office (Hakata-ku, Fukuoka-shi), Sendai Sales Office (Aoba-ku, Sendai-shi), Kyoto Sales Office (Shimogyo-ku, Kyoto-shi), Hiroshima Sales Office (Minami-ku, Hiroshima-shi)

(ii) Subsidiaries
Name of the company	Location
Crestronics Inc.	Bunkyo-ku, Tokyo
Tokyo Denshi Hanbai Co., Ltd.	Nakano-ku, Tokyo
Fuji Electronics America Inc.	California, U.S.A
Fuji Semiconductors Co. Ltd.	Hong Kong, China
FUJI SEMICONDUCTOR SINGAPORE PTE LTD	Singapore
Fuji Electronics Shanghai Co., Ltd.	Shanghai, China
FUJI SEMICONDUCTOR (THAILAND) CO., LTD.	Bangkok, Thailand

9. Employees (as of February 28, 2014)
(i)  Employees of the Company Group

Number of employees	Change from the previous fiscal year-end
414	+22
Note: Number of employees refers to the number of employees on duty (excluding those seconded from the Group to entities outside the Group, and including those seconded to the Group from entities outside the Group) and does not include the number of temporary employees (30 commissioned employees, and 5 part-time employees) and dispatched employees (23 employees).

(ii)Employees of the Company

Number of employees	Change from the previous fiscal year-end	Average age of employees	Average years of service
344	+15	39.9	9.8
Note: Number of employees refers to the number of employees on duty (excluding those seconded from the Group to entities outside the Group, and including those seconded to the Group from entities outside the Group) and does not include the number of temporary employees (30 commissioned employees, and 2 part-time employees) and dispatched employees (19 employees).

10. Principal lenders (as of February 28, 2014)

Name of lenders	Amount of borrowings (Millions of yen)
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	1,283
Mizuho Bank, Ltd.	1,228
Sumitomo Mitsui Banking Corporation	1,060
The Tokyo Tomin Bank, Limited	989
The Hokuriku Bank, Ltd.	989

II. Matters pertaining to Shares of the Company (as of February 28, 2014)
1. Number of shares authorized to be issued	38,000,000 shares
2. Number of issued shares	16,320,828 shares (of which 2,009,033 shares of treasury shares)
3. Number of shareholders	5,510
4. Major shareholders (Top 10)

Name of shareholders	Number of shares held (Thousand shares)	Shareholding ratio
KIC Co., Ltd.	2,569	17.95%
IBK Co., Ltd.	533	3.72%
Kunio Ikisu	489	3.42%
Fukutaro Kanno	488	3.41%
The Chase Manhattan Bank, N. A. London Secs Lending Omnibus Account	388	2.71%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	330	2.30%
Mizuho Bank, Ltd.	330	2.30%
Trust & Custody Services Bank, Ltd., as trustee for Mizuho Trust & Banking Co., Ltd. (Retirement Benefits Trust Account Held by The Tokyo Tomin Bank, Limited)	330	2.30%
The Master Trust Bank of Japan, Ltd. (Employee Stock Ownership Plan (ESOP) Trust/75557 Account)	301	2.10%
UBS AG London A/C IPB Segregated Client Account	251	1.75%
Notes:
1.	The Company holds 2,009,000 shares of treasury shares but are excluded from the above major shareholders. Shareholding ratio is calculated by deducting the treasury shares.
2.
The Company re-trusts its shares through Employee Stock Ownership Plan (ESOP) Trust, implemented for the purpose of enhancing the corporate value in the mid- to long-term, to the Master Trust Bank of Japan, Ltd. (Employee Stock Ownership Plan (ESOP) Trust/75557 Account).

5. Other matters pertaining to shares
Not applicable.

III. Matters pertaining to Subscription Rights to Shares, etc. of the Company (as of February 28, 2014)
1.	Subscription rights to shares, etc. held by officers of the Company as of February 28, 2014
Not applicable.
2.	Subscription rights to shares, etc. issued to employees, etc. of the Company during the fiscal year ended February 28, 2014
Not applicable.
3.	Other matters pertaining to subscription rights to shares, etc.
Not applicable.

IV. Matters pertaining to Officers of the Company
1.	Directors and Corporate Auditors (as of February 28, 2014)

Title	Name	Positions and significant concurrent positions
Representative Director and Chairman	Kunio Ikisu
CEO
Representative Director of Crestronics Inc.
Representative Director of Tokyo Denshi Hanbai Co., Ltd.
Representative Director of Fuji Electronics America Inc.
Representative Director of Fuji Semiconductors Co. Ltd.
Representative Director of FUJI SEMICONDUCTOR SINGAPORE PTE LTD
Chairman of the Board of Directors of Fuji Electronics Shanghai Co., Ltd.
Representative Director of FUJI SEMICONDUCTOR (THAILAND) CO., LTD.

Representative Director and President	Kiyoshi Ikisu	COO
Executive Managing Director	Takuaki Kuwaki	General Manager, Sales Management Sector and Company Manager, The Device Company 1
Director	Ei-ichi Nishizawa	Responsible for Administration Division, General Manager, Strategy Planning Div. and General Manager, Financial & Accounting Div.
Director	Shin-ichi Onodera	Deputy General Manager, Sales Management Sector and General Manager, Marketing Sector
Director	Jun-ichi Okamoto	General Manager, Sales Sector, General Manager, East Japan Sales Div., Sales Sector, and responsible for foreign local companies in Asia-Pacific region
Auditor (Full-time)	Yukiharu Hayakawa
Auditor	Haruo Kinoshita
Auditor	Fujiaki Mimura	Attorney-at-law of Bingham McCutchen Murase, Sakai Mimura Aizawa - Foreign Law Joint Enterprise, Outside Audit & Supervisory Board Member of Fuji Pharma Co., Ltd.
Auditor	Yuzo Takagi	Chairman of Audit Corporation GODAI Chairman of XBRL Japan Inc. Outside Auditor of Genki Sushi Co., Ltd. Outside Auditor of Gourmet Kineya Co., Ltd. Outside Auditor of Softfront

Notes:
1.	Corporate Auditors Messrs. Fujiaki Mimura and Yuzo Takagi are both Outside Auditors.
2.	Auditor (full time) Mr. Yukiharu Hayakawa has abundant experience from working at financial institutions and has considerable knowledge in finance and accounting.
3.	Auditor Mr. Haruo Kinoshita has been involved in the management of the Company as Vice President and has considerable knowledge in finance and accounting.
4.	Auditor Mr. Fujiaki Mimura is qualified as an attorney-at-law and has considerable knowledge in corporate legal affairs.
5.	Auditor Mr. Yuzo Takagi is qualified as certified public accountant and has considerable knowledge in finance and accounting.
6.	The Company has filed with the Tokyo Stock Exchange of Messrs. Fujiaki Mimura and Yuzo Takagi as Independent Officers.
7.	Mr. Junichi Okamoto was appointed and assumed office as Director at the 43 rd General Meeting of Shareholders held on May 24, 2013.

2.	Amount of compensation, etc. for Directors and Auditors
Directors	6 Directors	156,395 thousand yen (not applicable to Outside Directors)
Auditors	4 Auditors	28,510 thousand yen (of which 11,440 thousand yen to 2 Outside Auditors)

Note:
The amounts of compensation resolved at the shareholders meeting (the 32nd general shareholders meeting held on May 23, 2002) were “annual compensation for Directors up to 250 million yen (excluding employee-portion salaries)” and “annual compensation for Auditors up to 50 million yen.”

3.	Outside officers
(i)	Directors
Not applicable.

(ii)	Auditor, Fujiaki Mimura
a.	Relationship between the Company and entities where Auditors hold concurrent positions
Attorney-at-law of Bingham McCutchen Murase, Sakai Mimura Aizawa - Foreign Law Joint Enterprise
Outside Auditor of Fuji Pharma Co., Ltd.
Note: There are no special interests between the Company and the above law firm and company.

b.	Major activities during the fiscal year ended February 28, 2014
i)	Attendance at the Board of Directors and opinions made thereof
Participated in all 15 of the Board of Directors (100%) during the fiscal year ended February 28, 2014, and expressed appropriate opinions, as necessary, from a technical perspective as an attorney-at-law.
ii)	Attendance at the Board of Auditors and opinions made thereof
Participated in all 12 of the Board of Auditors (100%) during the fiscal year ended February 28, 2014, and expressed appropriate opinions, as necessary, from a technical perspective as an attorney-at-law.

c.	Outline of the limited liability agreement
The Company has entered into a limited liability agreement limiting the liability set forth in Article 423, Paragraph 1 of the Companies Act with Mr. Fujiaki Mimura. The maximum liability amount based on the agreement shall be the minimum liability amount as stipulated by laws and regulations.
(iii)	Auditor, Yuzo Takagi
a.	Relationship between the Company and entities where Auditors hold concurrent positions
Chairman of Audit Corporation GODAI
Chairman of XBRL Japan Inc.
Outside Auditor of Genki Sushi Co., Ltd.
Outside Auditor of Gourmet Kineya Co., Ltd.
Outside Auditor of Softfront
Note: There are no special interests between the Company and the above companies.

b.	Major activities during the fiscal year ended February 28, 2014
i)	Attendance at the Board of Directors and opinions made thereof
Participated in all 15 of the Board of Directors (100%) during the fiscal year ended February 28, 2014, and expressed appropriate opinions, as necessary, from a technical perspective as a certified public accountant.
ii)	Attendance at the Board of Auditors and opinions made thereof
Participated in all 12 of the Board of Auditors (100%) during the fiscal year ended February 28, 2014, and expressed appropriate opinions, as necessary, from a technical perspective as a certified public accountant.

c.	Outline of the limited liability agreement
The Company has entered into a limited liability agreement limiting the liability set forth in Article 423, Paragraph 1 of the Companies Act with Mr. Yuzo Takagi. The maximum liability amount based on the agreement shall be the minimum liability amount as stipulated by laws and regulations.

V. Accounting Auditors
1. Name of Accounting Auditor of the Company Ernst & Young ShinNihon LLC

2. Amount of compensation, etc.
(i)	Amount of compensation, etc. for the Accounting Auditor for the fiscal year ended February 28, 2014
 40,000,000 yen
(ii)	Total amount of monetary and other property benefits payable by the Company and its subsidiaries
 40,000,000 yen

Notes:
1.
As the Company does not clearly breakdown the amount of compensation for accounting based on the Companies Act and for accounting based on the Financial Instruments and Exchange Act, nor can it be appropriately broken down, the amount of compensation, etc. stated above represents the total amount.

2.
The following major subsidiaries of the Company: Fuji Electronics America Inc. (California, USA), Fuji Semiconductors Co., Ltd. (Hong Kong, China), FUJI SEMICONDUCTOR SINGAPORE PTE LTD (Singapore), Fuji Electronics Shanghai Co., Ltd. (Shanghai, China), and FUJI SEMICONDUCTOR (THAILAND) CO., LTD. (Bangkok, Thailand) are audited by an accounting firm or certified public accountant other than the Accounting Auditor of the Company.

3.	Policy regarding decision on dismissal or reappointment of Accounting Auditors
The Company will dismiss Accounting Auditors with the unanimous consent of the Board of Corporate Auditors in cases where it has been determined that actions by the Accounting Auditor apply to any item of Article 340, Paragraph 1 of the Companies Act.
In addition, the Board of Directors will determine the dismissal of an Accounting Auditor resolved by the Board of Corporate Auditors, as well as submit a proposal of dismissal or non-reappointment of the Accounting Auditor at the General Meeting of Shareholders in the event that the Board of Directors determines that the conduct of a proper audit is deemed difficult due to the occurrence of an event damaging the eligibility or independence of an Accounting Auditor, upon consent of the Board of Corporate Auditors or based on a request by the Board of Corporate Auditors.

VI.	System to Ensure the Appropriateness of Business Operations
The Board of Directors of the Company has formulated a basic policy for the Company’s system to ensure the appropriateness of business operations, as follows.

(1)	System to ensure that the Directors perform their duties in compliance with relevant laws and regulations and the Articles of Incorporation
The Company shall appropriately respond to relevant issues in this item in accordance to the following regulations.
i)
Matters concerning the Directors’ performance of duties shall be clearly stipulated in the Regulations on the Board of Directors and the Standard for Submission to the Board of Directors. They include provisions for submission to and resolution by the Board of Directors with respect to matters covered by laws and regulations and the Articles of Incorporation and other important matters regarding the execution of business operations of the Company, provisions for the supervision of the Directors’ performance of duties, and provisions for reports on the Directors’ performance of duties to be presented at least once every three (3) months.

ii)
Matters concerning the performance of duties by Directors not covered by decisions of the Board of Directors meeting shall be clearly stipulated item by item in the Regulations on Organizations and the Regulations on Administrative Authorities.

iii)
The “Code of Conduct of FUJI ELECTRONICS Group,” the “Regulations on the Performance of Duties by Officers (internal regulation),” and various internal regulations shall stipulate that Directors will, when performing their duties, comply with laws and regulations and the Articles of Incorporation and conduct all acts with a full awareness of their responsibilities as officers.

iv)
A system is in place for the early detection and correction of unfair practices, etc. through hotline contacts inside and outside of the Company that receive whistle-blowing reports from employees whenever a Director is found to have committed or is likely to commit a violation of laws or regulations when performing his/her duties, in accordance with the Regulations on Protecting Whistle Blowers for Public Benefit.

(2)	System to retain and manage information relating to the performance of duties by Directors
The Company shall appropriately respond to relevant issues of this item with respect to the following documents, etc. in accordance to the Regulations on the Retention of Documents.
Minutes of the General Meeting of Shareholders, minutes of the Board of Directors meeting, minutes of the Board of Auditors meeting, minutes of the Management Committee meeting, minutes of other important meetings, decision-making circulars, and copies of documents submitted to administrative agencies and stock exchanges, etc.

(3)	Rules and other systems related to the management of risk of loss
The Company shall appropriately respond to relevant issues of this item in accordance to the following policies and regulations.
i)
Regarding risk management pertaining to the Company’s execution of business operations, the Company responds to risks in two ways, that is, risks to be addressed throughout the Company and risks to be addressed individually.

ii)
Risks to be addressed throughout the Company consists of risk associated with business promotion, including, for example, the effects of demand trends in semiconductors, the effects of reliance on major suppliers, and various investment proposals. As risks to be addressed throughout the Company require careful decision-making through multifaceted deliberations, the Company shall respond by thoroughly discussing it in each department, submitting it to the Management Committee meeting, and obtaining the approval of the Board of Directors meeting for actions to be taken.

iii)
Risks to be addressed individually includes foreign exchange control, credit control, inventory control, security export control, information control, personal information control, response to emergency situations, and environmental substance control, etc. As the Company has established departments, regulations, rules, and manuals to address this type of risk, it shall respond to the risk accordingly.

iv)	The Company shall respond to any newly arising individual risk by promptly deciding the departments to address the risk and developing countermeasures against the risk.
v)	In internal audits, the Company will also endeavor to grasp the status of the prescribed procedures for risk management and grasp new risk.
vi)
The Risk Management Committee shall grasp the status of the promotion of company-wide risk management, formulate required measures, and periodically report them to the Board of Directors and the Management Committee.

(4)	System to ensure that the Directors perform their duties efficiently
The Company shall respond to relevant issues of this item through appropriate management in accordance with the following meetings and regulations, etc.
i)
The Company has introduced an Executive Officer system, and each Executive Officer performs his/her duties as a person responsible for important operations determined at the Board of Directors meeting.

ii)
The Company holds a Management Committee meeting once a month, on the same date as the Board of Directors meeting. Directors, Executive Officers, Auditors, and General Managers attend such meetings to discuss important matters related to business operations for corporate management, collect and analyze information on the progress of individual management issues, and discuss and formulate countermeasures for the same. The Management Committee meeting is a venue for conducting practical deliberations on management planning, organizational systems, budget-performance analysis, financial conditions, and operational conditions, and is utilized for the promotion of effective management decision-making.

iii)
The Company holds an Operational Committee meeting once a month and convenes with operational group leaders and branch managers at the Head Office and at each base. The meeting is a venue through which the Company checks up on operational activities and the thorough implementation of corporate policy at each group, major bases of the Company’s business operations, with the attendance of all of the Directors, Executive Officers, and General Managers of the operational departments.

iv)
Matters decided at the Board of Directors based on the above Committee meetings and other meetings are promptly executed by Directors in charge, Executive Officers, and General Managers under the direction of the Chairman & CEO and the President & COO. Other matters are effectively executed in accordance with clarified individual authorities stipulated pursuant to the Regulations on Organization and the Regulations on Administrative Authorities.

v)	The operational audits conducted within the internal audit monitor and evaluate the effectiveness of management activities from planning to implementation.

(5)	System to ensure that the employees perform their duties in compliance with relevant laws and regulations and the Articles of Incorporation
The Company shall appropriately respond to relevant issues of this item in accordance to the following regulations.
i)
The “Code of Conduct of FUJI ELECTRONICS Group,” the “Work Regulations,” and various internal regulations shall stipulate that employees will, when performing their duties, comply with laws and regulations and the Articles of Incorporation and conduct all acts with a full awareness of their responsibilities as employees.

ii)
Employees perform their duties in accordance with appropriate business procedures stipulated pursuant to the “Regulations on Organization,” the “Regulations on Administrative Authorities,” the “Regulation on Handling Decision-Making by Circulars,” etc.

iii)
The Company forms an internal audit plan each year and conducts the internal audit at the Head Office and operational bases in accordance with the “Regulations on Internal Audits,” in order to check the execution of business operations by employees from an operational audit and accounting audit perspective.

iv)
The Company has developed a system for the early detection and correction of unfair practices, etc. by establishing hotline contacts inside and outside of the Company that receive whistle-blowing reports from employees whenever an employee is found to have committed or is likely to commit a violation of laws or regulations when performing his/her duties, in accordance with the “Regulations on Protecting Whistle Blowers for Public Benefit.”

v)	The Company shall endeavor to instill employees with a thorough awareness of compliance, etc. mainly by conducting e-learning or other training and preparing and distributing manuals.
vi)
The Compliance Committee shall distinguish the status of the company-wide promotion of compliance, formulate required measures, and periodically report them to the Board of Directors and the Management Committee.

(6)	System to ensure the appropriateness of business operations of the business group consisting of the Company and the parent company and subsidiaries
The Company shall appropriately respond to relevant issues of this item in accordance to the following regulations.
i)	The Company shall conduct management from the following viewpoints in accordance with the “Regulations on the Management of Subsidiaries and Affiliates.”
-
Regarding periodical reports on operational and financial conditions, the monthly closing of accounts, competitive transactions and self-transactions with the Company, and joint and several guarantees from the Company of its subsidiaries are reported at the Board of Directors meeting.

-	Regarding the dispatch of officers and other personnel, the Company has its officers assume positions as officers of subsidiaries or has its employees seconded to subsidiaries, as necessary.
-
Regarding advice and guidance, when subsidiaries decide on important matters such as organizations, personnel affairs, finance, or investment, the Company receives reports on such matters in advance and provides necessary advice and guidance through internal discussions and deliberations.

-	Regarding the examination of subsidiaries, the Company periodically conducts internal audits in accordance with the “Regulations on Internal Audits.”
ii)
The Company periodically holds a “Subsidiaries Report Meeting” attended by Directors and a “Subsidiaries Office Work Liaison Meeting” attended by working-level persons, where reports on the progress of business operations, etc. are made, opinions are exchanged, and guidance is provided.

iii)
In order to ensure the appropriateness of financial reports, the Company improves and develops the required internal control in accordance with the “Regulations on the Internal Control of Financial Reports.”

(7)	System concerning employees who assist the Auditors upon request
The Company shall assign appropriate personnel as employees to assist the Auditors in performing their duties, upon request.

(8)	Independence of the employees described in item 7 from Directors
The Auditors shall evaluate the performance of employees who assist them in performing their duties, and the Company shall consult with the Auditors about reassignment or transfer.

(9)	System for reporting to Auditors by Directors and employees, and other systems for reporting to Auditors
The Company shall appropriately respond to relevant issues of this item in accordance with the following regulations.
i)
Important matters regarding corporate management, business operations, and the status of business execution and operational results shall be reported at the Board of Directors meeting, the Management Committee meeting, and other important meetings.

ii)
The results of internal audits conducted by the Internal Auditor's Room and the status of whistle-blowing performed in accordance with the “Regulations on Protecting Whistle Blowers for Public Benefit” shall be reported to the Auditors.

iii)	Any fact or event that causes or is likely to cause significant damages to the Company shall be immediately reported to the Auditors.

(10)	Other systems to ensure that the Auditors conduct audits effectively
The Company shall appropriately respond to relevant issues of this item in accordance with the following regulations.
i)
The Company shall secure a system whereby the majority of Auditors are always outside auditors who have specialized knowledge of various forms, and shall develop an environment that enables Auditors to conduct their audit activities from an independent standpoint.

ii)
Representative Directors will hold periodical meetings with Auditors to exchange opinions about issues to be addressed by the Company and other related matters, and take appropriate measures to improve the effectiveness of the audits by the Auditors whenever deemed necessary.

(11)	System to exclude antisocial forces
The Company stipulates in the “Code of Conduct of FUJI ELECTRONICS Group” that the Company shall stand up with firm resolve against antisocial forces and groups who threaten social order and security, detect and cease any and all transactions or relations with antisocial forces, and the department in charge will collect relevant information from external special institutions and endeavor to train employees by means such as internal training.
Furthermore, at any time of emergency, the Company will organizationally detect and reject undue demands from antisocial forces through cooperation with competent police stations, corporate lawyers, and others.

Consolidated Financial Statements
Consolidated Balance Sheet
(Thousands of yen)
Description	43rd Term (reference) As of February 28, 2013	44th Term As of February 28, 2014
(Assets)
Current assets	31,452,801	33,347,797
Cash and deposits	13,057,490	9,363,058
Notes and accounts receivable - trade	11,233,872	14,877,684
Securities	600,004	799,993
Merchandise	5,040,829	6,082,337
Accounts receivable - other	915,145	1,621,625
Deferred tax assets	248,124	176,959
Other	358,243	428,731
Allowance for doubtful accounts	(908)	(2,593)
Non-current assets	2,502,335	3,106,363
Property, plant and equipment	66,524	68,315
Buildings and structures	29,854	31,358
Vehicles	784	195
Tools, furniture and fixtures	18,403	23,638
Leased assets	17,481	13,123
Intangible assets	103,486	53,786
Software	100,015	50,243
Other	3,471	3,542
Investments and other assets	2,332,325	2,984,261
Investment securities	1,858,554	2,523,566
Deferred tax assets	256,874	242,448
Other	217,899	222,118
Allowance for doubtful accounts	(1,003)	(3,872)
Total assets	33,955,137	36,454,160
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Consolidated Balance Sheet
(Thousands of yen)
Description	43rd Term (reference) As of February 28, 2013	44th Term As of February 28, 2014
(Liabilities)
Current liabilities	7,073,390	9,403,857
Notes and accounts payable - trade	2,603,031	3,961,359
Short-term loans payable	1,128,428	1,485,754
Current portion of long-term loans payable	2,234,909	2,957,012
Lease obligations	4,509	4,582
Income taxes payable	608,306	308,282
Deferred tax liabilities	25,742	9,999
Provision for bonuses	219,828	197,882
Other	248,634	478,983
Non-current liabilities	4,591,218	3,697,272
Long-term loans payable	3,496,401	2,595,068
Lease obligations	14,024	9,442
Long-term accounts payable - other	565,551	565,551
Deferred tax liabilities	2,410	2,724
Provision for retirement benefits	421,921	434,203
Other	90,909	90,282
Total liabilities	11,664,609	13,101,129
(Net assets)
Shareholders’ equity	22,437,439	23,227,896
Capital stock	4,835,050	4,835,050
Capital surplus	4,725,910	4,725,910
Retained earnings	15,754,252	16,518,351
Treasury shares	(2,877,772)	(2,851,414)
Accumulated other comprehensive income	(173,403)	90,041
Valuation difference on available-for-sale securities	95,547	133,655
Foreign currency translation adjustment	(268,951)	(43,613)
Minority interests	26,492	35,093
Total net assets	22,290,528	23,353,030
Total liabilities and net assets	33,955,137	36,454,160
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Consolidated Statement of Income
(Thousands of yen)
Description	43rd Term (reference) March 1, 2012 – February 28, 2013	44th Term March 1, 2013 – February 28, 2014
Net sales	40,550,782	47,387,197
Cost of sales	33,165,331	40,770,549
Gross profit	7,385,450	6,616,647
Selling, general and administrative expenses	5,268,363	5,468,782
Operating income	2,117,086	1,147,864
Non-operating income	714,785	949,485
Interest and dividend income	49,366	91,296
Interest income on securities	21,004	14,981
Foreign exchange gains	591,149	792,745
Other	53,265	50,461
Non-operating expenses	74,390	69,215
Interest expenses	47,465	46,406
Loss on sales of accounts receivable	13,851	13,012
Commission fee	11,550	5,130
Other	1,922	4,666
Ordinary income	2,757,482	2,028,135
Extraordinary income	159,530	368,804
Gain on sales of investment securities	154,530	368,804
Gain on redemption of investment securities	5,000	–
Extraordinary losses	9,873	28,995
Loss on retirement of non-current assets	1,812	769
Loss on sales of investment securities	8,061	21,672
Loss on valuation of investment securities	–	6,553
Income before income taxes and minority interests	2,907,138	2,367,944
Income taxes - current	1,248,473	846,451
Income taxes - deferred	(37,862)	50,532
Income before minority interests	1,696,528	1,470,959
Minority interests in income	5,963	7,591
Net income	1,690,564	1,463,368
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Consolidated Statement of Changes in Net Assets (March 1, 2013 – February 28, 2014)
(Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance as of March 1, 2013	4,835,050	4,725,910	15,754,252	(2,877,772)	22,437,439
Changes of items during period
Dividends of surplus			(699,269)		(699,269)
Net income			1,463,368		1,463,368
Purchase of treasury shares				(134)	(134)
Disposal of treasury shares				26,492	26,492
Net changes of items other than shareholders’ equity
Total changes of items during period	–	–	764,098	26,358	790,457
Balance as of February 28, 2014	4,835,050	4,725,910	16,518,351	(2,851,414)	23,227,896

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income	Minority interests	Total net assets
Balance as of March 1, 2013	95,547	(268,951)	(173,403)	26,492	22,290,528
Changes of items during period
Dividends of surplus			–		(699,269)
Net income			–		1,463,368
Purchase of treasury stock			–		(134)
Disposal of treasury stock			–		26,492
Net changes of items other than shareholders’ equity	38,107	225,337	263,444	8,600	272,045
Total changes of items during period	38,107	225,337	263,444	8,600	1,062,502
Balance as of February 28, 2014	133,655	(43,613)	90,041	35,093	23,353,030
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Notes to Consolidated Financial Statements

Basis of Presenting Consolidated Financial Statements
1.	The scope of consolidation
Number of consolidated subsidiaries: 7
The names of the consolidated subsidiaries
Crestronics Inc.
Tokyo Denshi Hanbai Co., Ltd.
Fuji Electronics America Inc.
Fuji Semiconductors Co. Ltd.
FUJI SEMICONDUCTOR SINGAPORE PTE LTD
Fuji Electronics Shanghai Co., Ltd.
FUJI SEMICONDUCTOR (THAILAND) CO., LTD.

2.	Matters related to application of the equity method
NDR Co., Ltd., an affiliate of the Company, were excluded from the scope of consolidation since fiscal year profit or loss (amount corresponding to equity) and retained earnings (amount corresponding to equity), etc. have immaterial impact on consolidated financial statements and have no materiality overall.

3.	Matters related to fiscal years, etc. of consolidated subsidiaries
Among the 7 consolidated subsidiaries, the fiscal year for Fuji Electronics America Inc., Fuji Semiconductors Co. Ltd., FUJI SEMICONDUCTOR SINGAPORE PTE LTD, and FUJI SEMICONDUCTOR (THAILAND) CO., LTD. ends on November 30, while for Fuji Electronics Shanghai Co., Ltd., it ends on December 31.
Consolidated financial statements hereof are prepared by using financial statements as of the abovementioned respective settlement date and important matters that occurred between the settlement date and the consolidated settlement date are subject to the adjustment necessary for consolidation.

4.	Accounting policies
1.	Evaluation rules and methods for significant assets
1)       Evaluation rules and method for securities
Held-to-maturity securities
Amortized at cost based on the straight-line method
Other securities
Securities with market quotations
Stated at fair value based on the market price, etc., on the balance sheet date. (Unrealized gains and losses are accounted for as a component of net assets; cost of sales is determined using the moving-average method.)
Securities without market quotations
Stated at cost by the moving-average method.
Silent partnerships and investment in partnerships are stated at the net value of equities based on the latest financial statements of the partnerships.
2)       Evaluation rules and method for derivatives
Based on the fair value method.
3)       Evaluation rules and method for inventories
Mainly calculated at cost using the first-in first-out method. (Method of writing down of book value based on decline in profitability)
2.	Depreciation and amortization method of significant depreciable assets
1) Tangible assets (excluding leased assets)
The Company and its domestic consolidated subsidiaries use the declining-balance method. Overseas subsidiaries use the straight-line method.
2) Intangible assets (excluding leased assets)
Software for internal use

Software for internal use is amortized over an estimated useful life of 5 years.
3) Leased assets
Depreciated using the straight-line method, defining the lease term of respective assets as their useful lives, assuming residual value is zero.
3.	Basis for recording significant reserves
1) Allowance for doubtful accounts
To provide for the bad debts loss, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary bad debts are computed, based on the historical rate of defaults. For specific debts where recovery is doubtful, the Company considers the likelihood of recovery on an individual basis.
2) Accrued bonuses
Accrued bonuses are recognized based on the estimated amount of payment to provide for payments of bonuses to employees.
3) Reserve for retirement bonuses
The estimated amount of retirement benefit obligations and pension assets as of the last date of the current fiscal year is recorded to provide for payments of bonuses to employees.
Actuarial differences are amortized by the straight-line method over a period within the average remaining service years for employees (10 years) at the time of recognition, and allocated from the fiscal year following the respective fiscal year of recognitions.
4.	Foreign currency translation
Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are charged or credited to income. Assets and liabilities of the foreign consolidated subsidiaries are based on the rates of exchange in effect at their respective balance sheet date, and revenue and expense accounts are translated at the average rates of exchange in effect during the year. Differences arising from the translation are presented as foreign currency translation adjustments and minority interests in net assets.
5.	Significant hedge accounting method
1)       Hedge accounting method
Interest rate currency swaps adopts lump-sum treatment upon satisfying certain conditions of lump-sum treatment (special treatment and allotment treatment).
2)       Hedging instruments and hedging items
Hedging instruments and hedging items for the current fiscal year for which hedge accounting has been applied are as follows:
Hedging instruments:	Interest rate currency swaps
Hedging items:	Borrowings denominated in foreign currency and interest onborrowings
3)       Hedging policy
Interest rate fluctuation risks and foreign exchange fluctuation risks are based on “Derivative Management Policy.”
4)       Method for evaluating hedging effectiveness
Evaluation of hedging effectiveness is omitted as interest rate currency swaps adopt lump-sum treatment (special treatment and allotment treatment).
6.	Accounting for consumption taxes
Transactions subject to consumption tax and local consumption tax are recorded at the amount exclusive of these taxes.

Notes to Changes in Accounting Policies
(Changes in accounting policies which are difficult to distinguish from changes in accounting estimates)
In accordance with revisions to the Corporation Tax Act, the Company and its consolidated subsidiaries have changed the depreciation method for tangible assets acquired on or after March 1, 2013 based on the revised Corporation Tax Act from the fiscal year ended March 31, 2014.
The effect on profit and loss is not significant.

Notes on Consolidated Balance Sheet
1. Accumulated depreciation of tangible assets	344,607,725 yen
2. Discounted trade notes	300,513,290 yen
3. Transfer of endorsed trade notes	791,624 yen

Notes on Consolidated Statements of Changes in Shareholders’ Equity
1.	Types and total number of issued shares as of March 31, 2014
Common stock	16,320,828shares
2.	Matters related to distribution of dividends executed in the current fiscal year
Resolution	Type of shares	Source of dividends	Total dividends (Yen)	Dividends per share (Yen)	Record date	Effective date
Annual general meeting of the shareholders on May 23, 2013	Common stock	Dividends from surplus	699,269,750	50.00	February 28, 2013	May 24, 2013
Note: The total amount of dividends does not include the 16,325,000 yen of dividends for Stock Grant ESOP Trust.
3.	Matters related to distribution of dividends executed after the end of the current fiscal year
The following resolutions are scheduled.
Resolution	Type of shares	Source of dividends	Total dividends (Yen)	Dividends per share (Yen)	Record date	Effective date
Annual general meeting of the shareholders on May 29, 2014	Common stock	Dividends from surplus	700,506,200	50.00	February 28, 2014	May 30, 2014
Note: The total amount of dividends does not include the 15,083,550 yen of dividends for Stock Grant ESOP Trust.

Notes to Financial Instruments

1. Status of financial instruments and related disclosures
(1)	Policy for financial instruments

Operation of assets of the Group is in principle limited to deposits and highly secure financial assets, etc., and fund raising is made through bank borrowings.
Derivatives are used for the purpose of hedging the risks below and are not used for speculative purposes.

(2)	Nature and Extent of Risks Arising from Financial Instruments and Risk Management for Financial Instruments
Trade receivables, such as notes and accounts receivable-trade and other, are exposed to customer credit risk. With regard to these risks, the Group manages, according to the credit management guidelines of the Group, maturities and balances for each business partner and also monitors the credit situations of major customers periodically.
Although trade receivables denominated in foreign currencies are exposed to foreign exchange fluctuation risks, those risks are reduced by entering into forward foreign currency contracts and factoring of such receivables in foreign currencies as necessary.
Securities and investment securities, which mainly consist of bonds and investment trusts held for the surplus funds management and shares of business related entities, exposed to the risk of market price fluctuations. The Company reports periodically monitored market values in the Board of Directors.
Payment terms of operating payables, such as notes and accounts payable are less than one year. Although payables in foreign currencies are exposed to foreign exchange fluctuation risks, those risks are reduced by entering into forward foreign currency contracts and other measures as necessary.
Loans payable are mainly related to operating transactions. Although loans payable in foreign currencies are exposed to foreign exchange fluctuation risks and loans payable of variable interest rates are exposed to interest rate fluctuation risks, those risks are reduced by using currency swaps and interest rate and currency swaps.

Long-term accounts payable-other are related to payments of retirement benefits for directors due to suspension of retirement benefits plan for directors and will be paid at the time of the retirement of each director.
Derivative transactions comprise of (1) forward foreign exchange contracts and currency option transactions for reducing the foreign exchange fluctuation risks related to trade receivables and payables denominated in foreign currencies, and (2) currency swap transactions and interest rate and currency swap transactions for reducing the foreign exchange fluctuation risks related to borrowings denominated in foreign currencies and the interest paid related to borrowings. Derivative transactions are made only with financial institutions with a high credit rating to mitigate credit risks.
The foreign exchange committee, organized by relevant departments, executes and manages derivative transactions. The committee decides the transaction authorities and threshold amount as needed, and reports the results of transactions to the Board of Directors on a regular basis.
(3) Supplementary explanation on matters related to fair value of financial instruments, etc.
The fair value of financial instruments is based on market prices or reasonable calculations in the absence of market quotations. The fair value calculation rests on variable factors and hence is subject to change depending on different assumptions used.

2. Fair value of financial instruments

The carrying amount and fair value of financial instruments as well as the differences between these values as of March 31, 2014 are described below. Financial instruments whose fair value appears to be extremely difficult to determine are not included in the table (refer to Note 2).
(Yen)
	Amount on the consolidated balance sheet		Fair value		Unrealized gain/loss
(1) Cash and deposits	9,363,058,992		9,363,058,992		-
(2) Notes & accounts receivable	14,877,684,601		14,877,684,601		-
(3) Securities and investment in securities	2,820,127,910		2,821,961,910		1,834,000
(4) Accounts receivable - other	1,621,625,966		1,621,625,966		-
(5) Notes & accounts payable	[3,961,359,682	]	[3,961,359,682	]	-
(6) Short-term loans payable	[1,485,754,531	]	[1,485,754,531	]	-
(7) Income taxes payable, etc.	[308,282,900	]	[308,282,900	]	-
(8) Long-term loans payable (including current portion)	[5,552,080,000	]	[5,547,965,458	]	(4,114,542)
(9) Long-term accounts payable - other	[565,551,800	]	[542,392,739	]	(23,159,061)
(10) Derivative transactions	[4,244,180	]	[4,244,180	]	-
(*) Amounts recorded in liabilities are presented in square brackets “[ ]”.

Notes:
1.	Calculation method of the fair value of financial instruments and matters relating to securities and derivative transactions
(1) Cash and deposits, (2) Notes & accounts receivable and (4) Accounts receivable - other
Fair value is calculated based on the book value as these assets are settled within a short time and the fair value is almost equal to the book value.
(3) Securities and investment in securities
Fair value for stock prices is based on the prices traded at the stock exchange, and fair value for bonds and investment trusts, etc. are based on the prices traded at the stock exchange or prices presented by correspondent financial institutions.
(5) Notes & accounts payable, (6) Short-term loans payable and (7) Income taxes payable, etc.
Fair value is calculated based on the book value as these assets are settled within a short time and the fair value is almost equal to the book value.
(8) Long-term loans payable (including current portion)
The market value of long-term loans payable is calculated with the discounted present value obtained from principal and interests with interest rate estimated to be adopted in case of similar new borrowings. For long-term loans payable subject to interest rate and currency swaps, fair value is calculated based on the present value estimated by discounting the total principal and interest, which is treated together with the relevant interest rate and currency swap, using discount rates which would be applicable for similar new borrowings.
(9) Long-term accounts payable - other
The market value of long-term accounts payable is calculated with the discounted present value at risk-free interest rate based on the reasonably estimated time of payment.
(10) Derivative transactions
Fair value of derivative transactions is calculated based on the price presented by correspondent financial institutions.

2.	Financial instruments for which fair value is deemed as extremely difficult to determine
(Yen)
Category	Amount on the consolidated balance sheet
Non-listed stocks	132,779,494
Silent partnership investments	220,000,000
Investments in investment associations	150,652,471
As the above do not have a market value and its fair values are deemed as extremely difficult to determine, they are not included in “other securities” under “(3) Securities and investment in securities.”

Notes to Per Share Information
1. Net assets per share	1,664.36 yen
2. Net income per share	104.52 yen

Notes to Significant Subsequent Events
Not applicable.

Others
(Accounting treatment related to Stock Grant ESOP Trust Scheme)
The Company has implemented “Stock Grant ESOP Trust”, the employee stock incentive plan, as part of its effort to enhance its corporate value for the mid-to-long term.
The scheme is based on predetermined stock grant regulations, whereby stock of the Company is granted to employees upon their receiving of vesting rights.
Employees of the Company who have met certain conditions shall be eligible for receiving such vesting rights, and a trust shall be established with the funds raised for acquiring stocks of the Company. The number of stock of the Company that is, in accordance with the predetermined stock grant regulations, expected to be granted to employees shall be acquired from the stock market within a predetermined period.
Such stock, thereafter, in accordance with stock grant regulations, shall be gratis granted to employees during their employment period, based on their level of contribution to the business performance of the Company and corresponding to personal achievement of the respective employees and their position in the Company during the period of the trust. As the funds to be raised for acquiring stock of the Company by the trust shall be fully borne by the Company, employees shall bear no part of the amount.
The accounting treatment for the trust is included into that of the Company’s as one single entity with an emphasis on the actual economic position. Accordingly, stock of the Company held by the trust as well as assets, liabilities, profits and expenses of the trust are included in the balance sheet, profit and loss statement and statement of changes in shareholders’ equity.
As of February 28, 2014, stock of the Company held by the trust is 301,671 shares.

Non-Consolidated Financial Statements
Non-Consolidated Balance Sheet
(Thousands of yen)
Description	43rd Term (reference) March 1, 2012 – February 28, 2013	44th Term March 1, 2013 – February 28, 2014
(Assets)
Current assets	28,523,731	29,292,162
Cash and deposits	12,673,955	8,188,732
Notes receivable - trade	2,029,697	2,268,811
Accounts receivable - trade	7,923,216	11,191,079
Securities	600,004	799,993
Merchandise	4,177,276	5,127,429
Accounts receivable - other	830,061	1,371,804
Short-term loans receivable from subsidiaries and associates	-	50,970
Deferred tax assets	228,603	155,955
Other	61,915	140,285
Allowance for doubtful accounts	(1,000)	(2,900)
Non-current assets	2,845,201	3,500,161
Property, plant and equipment	39,920	35,318
Buildings	25,789	21,518
Structures	800	713
Tools, furniture and fixtures	13,331	13,087
Intangible assets	102,534	47,939
Software	99,469	44,803
Software in progress	2,205	2,276
Telephone subscription right	859	859
Investments and other assets	2,702,746	3,416,903
Investment securities	1,739,988	2,437,705
Shares of subsidiaries and associates	513,821	546,251
Investments in capital of subsidiaries and associates	22,404	22,404
Long-term loans receivable	9,846	9,405
Claims provable in bankruptcy, claims provable in rehabilitation and other	667	657
Guarantee deposits	90,578	90,547
Deferred tax assets	256,381	242,010
Other	69,715	71,573
Allowance for doubtful accounts	(658)	(3,652)
Total assets	31,368,933	32,792,323
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Non-Consolidated Balance Sheet
(Thousands of yen)
Description	43rd Term (reference) As of February 28, 2013	44th Term As of February. 28, 2014
(Liabilities)
Current liabilities	5,634,284	7,140,074
Notes payable - trade	125,259	153,186
Accounts payable - trade	2,273,490	3,171,395
Current portion of long-term loans payable	2,234,909	2,957,012
Accounts payable - other	131,033	155,008
Income taxes payable	584,364	299,891
Provision for bonuses	207,087	183,789
Other	78,140	219,792
Non-current liabilities	4,495,844	3,599,605
Long-term loans payable	3,496,401	2,595,068
Long-term accounts payable - other	530,675	530,675
Long-term guarantee deposited	90,909	90,282
Provision for retirement benefits	377,859	383,580
Total liabilities	10,130,129	10,739,680
(Net assets)
Shareholders’ equity	21,147,075	21,920,420
Capital stock	4,835,050	4,835,050
Capital surplus	4,725,910	4,725,910
Legal capital surplus	4,709,910	4,709,910
Other capital surplus	16,000	16,000
Retained earnings	14,463,888	15,210,875
Legal retained earnings	234,500	234,500
Other retained earnings	14,229,388	14,976,375
General reserve	11,450,000	12,650,000
Retained earnings brought forward	2,779,388	2,326,375
Treasury shares	(2,877,772)	(2,851,414)
Valuation and translation adjustments	91,727	132,222
Valuation difference on available-for-sale securities	91,727	132,222
Total net assets	21,238,803	22,052,643
Total liabilities and net assets	31,368,933	32,792,323
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Non-Consolidated Statement of Income
(Thousands of yen)
Description	43rd Term (reference) March 1, 2012 – February 28, 2013	44th Term March 1, 2013 – February 28, 2014
Net sales	37,842,623	43,861,239
Cost of sales	31,557,916	38,296,200
Gross profit	6,284,707	5,565,039
Selling, general and administrative expenses	4,502,894	4,643,409
Operating income	1,781,812	921,629
Non-operating income	898,893	1,110,486
Interest and dividend income	276,118	341,028
Interest income on securities	21,004	14,981
Foreign exchange gains	554,632	710,211
Other	47,138	44,265
Non-operating expenses	70,628	65,009
Interest expenses	37,894	31,688
Loss on sales of accounts receivable	20,290	24,072
Commission fee	11,550	5,130
Other	1,293	4,118
Ordinary income	2,610,077	1,967,107
Extraordinary income	245,309	302,957
Gain on sales of investment securities	133,588	302,957
Gain on redemption of investment securities	5,000	–
Gain on extinguishment of tie-in shares	106,720	–
Extraordinary loss	5,284	19,780
Loss on retirement of non-current assets	461	466
Loss on sales of investment securities	4,822	12,760
Loss on valuation of investment securities	–	6,553
Income before income taxes	2,850,102	2,250,284
Income taxes - current	1,116,447	732,188
Income taxes - deferred	(52,743)	71,839
Net income	1,786,399	1,446,256
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Non-Consolidated Statement of Changes in Net Assets (March 1, 2013 – February 28, 2014)
(Thousands of yen)
	Shareholders’ equity
	Capital stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings		Total retained earnings
						General reserve	Retained earnings brought forward
Balance as of March 1, 2013	4,835,050	4,709,910	16,000	4,725,910	234,500	11,450,000	2,779,388	14,463,888
Changes of items during period
Dividends of surplus				–		–	(699,269)	(699,269)
Net income				–			1,446,256	1,446,256
Provision of general reserve				–		1,200,000	(1,200,000)	–
Purchase of treasury shares				–				–
Disposal of treasury shares				–				–
Net changes of items other than shareholders’ equity
Total changes of items during period	–	–	–	–		1,2000,000	(453,013)	746,986
Balance as of February 28, 2014	4,835,050	4,709,910	16,000	4,725,910	234,500	12,650,000	2,326,375	15,210,875

	Shareholders’ equity		Valuation and translation adjustments
	Treasury shares	Total shareholders’ equity	Valuation difference on available-for-sale securities	Total net assets
Balance as of March 1, 2013	(2,877,722)	21,147,075	91,727	21,238,803
Changes of items during period
Dividends of surplus		(699,269)		(699,269)
Net income		1,446,256		1,446,256
Provision of general reserve		–		–
Purchase of treasury shares	(134)	(134)		(134)
Disposal of treasury shares	26,492	26,492		26,492
Net changes of items other than shareholders’ equity			40,494	40,494
Total changes of items during period	26,358	773,344	40,494	813,839
Balance as of February 28, 2014	(2,851,414)	21,920,420	132,222	22,052,643
(Note) Figures presented in the financial statements are rounded down to the nearest thousand yen.

Notes to Non-consolidated Financial Statements

Basis of Presenting Non-consolidated Financial Statements

1.Evaluation rules and methods for assets

(1)	Basis and methodology for securities
1)	Held-to maturity securities
Amortized at cost (straight-line method)
2)	Subsidiaries and affiliates’ stocks
Stated at cost by the moving-average method
3)	Other securities
Securities with market quotations
Stated at fair value based on the market price, etc., on the balance sheet date. Unrealized gains and losses are accounted for as a component of net assets and the cost of securities sold is computed using the moving average method.
Securities without market quotations
Stated at cost by the moving-average method.
Silent partnerships and investment in partnerships are stated at the net value of equities based on the latest financial statements of the partnerships.
(2)	Evaluation rules and method for derivatives
Stated at fair value.
(3)	Evaluation rules and method for inventories
Calculated at cost using the first-in first-out method. (Method of writing down of book value based on decline in profitability)

2. Depreciation and amortization methods for fixed assets
(1)	Tangible assets (excluding lease assets)
Stated by the declining-balance method
(2)	Intangible assets
Software for internal use
Software for internal use is amortized over an estimated useful life of 5 years.

3. Basis for recording reserves
(1)	Allowance for doubtful accounts
To provide for the bad debts loss, the Company makes an allowance for the expected amount of irrecoverable loans. Allowances for ordinary bad debts are computed, based on the historical rate of defaults. For specific debts where recovery is doubtful, the Company considers the likelihood of recovery on an individual basis.
(2)	Accrued bonuses
Accrued bonuses are recognized based on the estimated amount of payment to provide for payments of bonuses to employees.
(3)	Reserve for bonuses to directors
The estimated amount of retirement benefit obligations and pension assets as of to the last date of the current fiscal year is recorded to provide for payments of bonuses to employees.
Actuarial differences are amortized by the straight-line method over a period within the average remaining service years for employees (10 years) at the time of recognition, and allocated from the fiscal year following the respective fiscal year of recognitions.

4. Foreign currency translation
Receivables and payables denominated in foreign currencies are translated into yen at the rates of exchange in effect at the balance sheet date, and differences arising from the translation are charged or credited to income.

5. Significant hedge accounting method

(1)	Hedge accounting method
Interest rate currency swaps adopts lump-sum treatment upon satisfying certain conditions of lump-sum treatment (special treatment and allotment treatment).
(2)	Hedging instruments and hedging items
Hedging instruments and hedging items for the current fiscal year for which hedge accounting has been applied are as follows:
Hedging instruments:	Interest rate currency swaps
Hedging items:	Borrowings denominated in foreign currency and interest onborrowings
(3)	Hedging policy
Interest rate fluctuation risks and foreign exchange fluctuation risks are based on “Derivative Management Policy.”
Method for evaluating hedging effectiveness
Evaluation of hedging effectiveness is omitted as interest rate currency swaps adopt lump-sum treatment (special treatment and allotment treatment).

6. Accounting for consumption taxes
Transactions subject to consumption tax and local consumption tax are recorded at the amount exclusive of these taxes.

Changes to Accounting Policies
Changes in accounting policies which are difficult to distinguish from changes in accounting estimates)
In accordance with revisions to the Corporation Tax Act, the Company has changed the depreciation method for tangible assets acquired on or after March 1, 2013 based on the revised Corporation Tax Act from the fiscal year ended March 31, 2014.
The effect on profit and loss is not significant.

Notes to non-consolidated balance sheet
1. Accumulated depreciation of tangible assets	279,433,416 yen
2. Guarantee obligations
Guarantee obligations for borrowings
FUJI SEMICONDUCTORS CO., LTD.	356,790,000 yen
FUJI SEMICONDUCTOR SINGAPORE PTE LTD	305,820,000 yen
Guarantee obligations for purchase obligations
CRESTRONICS CO., LTD.	207,023,655 yen
Discounted trade notes	300,513,290 yen
Retrospective obligations accompanying liquidation of debt	892,979,639 yen
3. Monetary assets and monetary liabilities to subsidiaries and affiliates (excluding those presented by category)
Short-term monetary assets	633,827,077 yen
Short-term monetary liabilities	109,887,871 yen

Notes to non-consolidated statement of income
Transaction balance with subsidiaries and affiliates
Net sales	4,370,931,752 yen
Purchase of goods	1,788,584,418 yen
Selling, general and administrative expenses	8,268,775 yen
Transaction balance excluding business transactions	252,324,995 yen

Note to statement of changes in shareholders’ equity
Number of treasury stock as of the end of the current fiscal year
Common stock	2,310,704 shares
(Notes) Treasury stock includes the 301,671 shares of the Company acquired by the Stock Grant ESOP Trust.

Notes to tax-effect accounting
Breakdown of major factors giving rise to deferred tax assets and liabilities
(Deferred tax assets)
Long-term accounts payable	188,920,300 yen
Reserve for retirement benefits	114,884,422 yen
Accrued bonuses	74,774,268 yen
Loss on valuation of investment securities	52,965,864 yen
Loss on valuation of shares of subsidiaries and affiliates	51,280,172 yen
Valuation loss on goods	43,611,131 yen
Corporate taxes payable	23,268,540 yen
Others	19,322,268 yen
Subtotal	569,026,965 yen
Valuation reserve	(106,536,079) yen
Total deferred tax assets	462,490,886 yen
(Deferred tax liabilities)
Valuation difference on available-for-sale securities	(64,525,450) yen
Net deferred tax assets	397,965,436 yen

Notes to tangible assets under lease arrangements
Not applicable.

Notes to Transactions with Related Parties
Subsidiaries, Etc.
Category	Company Name	Holding Ratio of Voting Rights	Relationship with related party	Transaction detail	Transaction amount (Yen)
Subsidiary	FUJI SEMICONDUCTORS CO., LTD.	90.0% Direct ownership	Purchase and sales of electronic parts Interlocking Directors	Debt guarantees (Note)	356,790,000
				Receiving of guarantee commission	30,683
				Retrospective obligations accompanying liquidation of debt	294,621,758
Subsidiary	FUJI SEMICONDUCTOR SINGAPORE PTE LTD	100.0% Direct ownership	Purchase and sales of electronic parts Interlocking Directors	Debt guarantees (Note)	305,820,000
				Receiving of guarantee commission	170,992
				Retrospective obligations accompanying liquidation of debt	245,102,102
Note: Debt guarantees are provided for bank borrowings of subsidiaries and an annual guarantee commission of 0.1% is received from this.

Notes to Per Share Information
1. Net assets per share	1,574.05 yen
2. Net income per share	103.30 yen

Notes to Significant Subsequent Events
Not applicable.

Others
(Accounting treatment related to Stock Grant ESOP Trust Scheme)
The Company has implemented “Stock Grant ESOP Trust”, the employee stock incentive plan, as part of its effort to enhance its corporate value for the mid-to-long term.
The scheme is based on predetermined stock grant regulations, whereby stock of the Company is granted to employees upon their receiving of vesting rights.
Employees of the Company who have met certain conditions shall be eligible for receiving such vesting rights, and a trust shall be established with the funds raised for acquiring stocks of the Company. The number of stock of the Company that is, in accordance with the predetermined stock grant regulations, expected to be granted to employees shall be acquired from the stock market within a predetermined period.
Such stock, thereafter, in accordance with stock grant regulations, shall be gratis granted to employees during their employment period, based on their level of contribution to the business performance of the Company and corresponding to personal achievement of the respective employees and their position in the Company during the period of the trust. As the funds to be raised for acquiring stock of the Company by the trust shall be fully borne by the Company, employees shall bear no part of the amount.
The accounting treatment for the trust is included into that of the Company’s as one single entity with an emphasis on the actual economic position. Accordingly, stock of the Company held by the trust as well as assets, liabilities, profits and expenses of the trust are included in the balance sheet, profit and loss statement and statement of changes in shareholders’ equity.
As of February 28, 2014, stock of the Company held by the trust is 301,671 shares.

[Translation]
Independent Auditor’s Report
April 16, 2014
The Board of Directors
Fuji Electronics Co., Ltd.

Ernst & Young ShinNihon LLC
Shinichiro Suzuki (Seal)
Certified Public Accountant
Designated and Engagement Partner
Eishi Yoshida (Seal)
Certified Public Accountant
Designated and Engagement Partner
Hiroaki Takarano (Seal)
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements, which comprise the consolidated balance sheet, the consolidated income statement, the consolidated statement of changes in net assets and the notes to the consolidated financial statements, of Fuji Electronics Co., Ltd. (the “Company”) applicable to the fiscal year from March 1, 2013 through February 28, 2014.

Management’s Responsibility for the Consolidated Financial Statements
Management’s responsibility is to prepare and fairly present the consolidated financial statements in accordance with corporate accounting standards generally accepted as fair and reasonable in Japan. This includes introduction and operation of such internal control as management determines necessary to enable the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to, based on our audit, express an opinion on the consolidated financial statements from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted as fair and reasonable in Japan. Those audit standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
In an audit, procedures to obtain audit evidence on the amounts and disclosures in the consolidated financial statements are taken. At the auditor’s discretion, the auditing procedures are selected and applied based on the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control: however, in the course of these risk assessments, we examine internal controls relevant to the preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluation of the overall presentation of the consolidated financial statements including the evaluation of accounting policies adopted by management, method of application thereof and estimates made by management.
We have determined that we obtained sufficient and appropriate audit evidence to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the assets and income of Fuji Electronics Co., Ltd. and its consolidated subsidiaries applicable to the time period covered by the consolidated financial statements in conformity with the corporate accounting standards generally accepted as fair and reasonable in Japan.

Conflicts of Interest
There is no conflict of interest between the Company and us which need to be disclosed in compliance with the Certified Public Accountants Act.

End

[Translation]
Independent Auditor’s Report
April 16, 2014
The Board of Directors
Fuji Electronics Co., Ltd.
Ernst & Young ShinNihon LLC
Shinichiro Suzuki (Seal)
Certified Public Accountant
Designated and Engagement Partner
Eishi Yoshida (Seal)
Certified Public Accountant
Designated and Engagement Partner
Hiroaki Takarano (Seal)
Certified Public Accountant
Designated and Engagement Partner

Pursuant to Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements, which comprise the non-consolidated balance sheet, the non-consolidated income statement, the non-consolidated statement of changes in net assets, the notes to the non-consolidated financial statements and the related supplementary schedules, of Fuji Electronics Co., Ltd. (the “Company”) applicable to the 44th fiscal year from March 1, 2013 through February 28, 2014.

Management’s Responsibility for the Non-Consolidated Financial Statements, etc.
Management’s responsibility is to prepare and fairly present the non-consolidated financial statements and the related supplementary schedules in accordance with corporate accounting standards generally accepted as fair and reasonable in Japan. This includes introduction and operation of such internal control as management determines necessary to enable the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to, based on our audit, express an opinion on the non-consolidated financial statements and the related supplementary schedules from an independent standpoint. We conducted our audit in accordance with auditing standards generally accepted as fair and reasonable in Japan. Those audit standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and the related supplementary schedules are free from material misstatement.
In an audit, procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and the related supplementary schedules are taken. At the auditor’s discretion, the accounting procedures are selected and applied based on the assessment of the risks of material misstatement of the non-consolidated financial statements and the related supplementary schedules, whether due to fraud or error. The purpose of an audit of the is not to express an opinion on the effectiveness of the entity’s internal control; however, in the course of these risk assessments, we examine internal controls relevant to the preparation and fair presentation of the non-consolidated financial statements and the related supplementary schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluation of the overall presentation of the non-consolidated financial statements and the related supplementary schedules including the evaluation of accounting policies adopted by management, method of application thereof and estimates made by management.
We have determined that we obtained sufficient and appropriate audit evidence to provide a basis for our audit opinion.

Opinion
In our opinion, the non-consolidated financial statements and the related supplementary schedules referred to above present fairly, in all material respects, the assets and income of Fuji Electronics Co., Ltd. applicable to the time period covered by the non-consolidated financial statements and the related supplementary schedules in conformity with accounting standards generally accepted as fair and reasonable in Japan.

Conflicts of Interest
There is no conflict of interest between the Company and us which need to be disclosed in compliance with the Certified Public Accountants Act.

End

[Translation]
Audit Report
The Board of Corporate Auditors, upon deliberation, prepared this audit report regarding the performance of duties of the Directors during the 44th fiscal year from March 1, 2013 to February 28, 2014, based on the audit reports prepared by each Corporate Auditor and hereby reports as follows:
1. Auditing Method Employed by Corporate Auditors and the Board of Corporate Auditors and Details Thereof
The Board of Corporate Auditors established an auditing policy, assignment of the duties, etc., received from each Corporate Auditor reports on the execution of audits and results thereof, and in addition, received from the Directors, etc., and the accounting auditors reports on the performance of their duties and, when necessary, requested explanations.
In accordance with the auditing standards for Corporate Auditors established by the Board of Corporate Auditors, each Corporate Auditor, in accordance with auditing policy, assignment of the duties, etc.,: endeavored to communicate with the Directors, the Internal Audit Office and other employees gather information and create an improved environment for auditing; attended meetings of the Board of Directors and other important meetings; received from the Directors, employees and other related persons reports on the performance of their duties; when necessary, requested explanations; inspected important authorization documents, etc.; and examined the business and financial position of the headquarter and main sales offices.

In addition, each Corporate Auditor received from the Directors, employees and other related persons reports on the status of the establishment of a system with respect to the content of resolutions made by the Board of Directors regarding the establishment of a system to ensure that the performance of duties by the Directors will be in compliance with laws and regulations and with the Articles of Incorporation and other systems in accordance with Article 100, Paragraphs 1 and 3 of the Ordinance for Enforcement of the Companies Act, to ensure that the Company’s operation will be conducted appropriately and such systems that have been established in compliance with such resolutions (internal control systems), which are described in the Business Report, and the management thereof, and audited and inspected such reports. As for the subsidiaries, each Corporate Auditor has communicated and shared information with the Directors, etc. of the subsidiaries and received reports from the subsidiaries regarding their businesses. Based on the foregoing method, we examined the Business Report and the supplementary schedules for the relevant fiscal year.
In addition, the Corporate Auditors monitored and examined whether the accounting auditors maintained their independence and carried out audits in an appropriate manner, received from the accounting auditors reports on the performance of their duties and, when necessary, requested explanations. The Corporate Auditors also received notification from the accounting auditors that the “system for ensuring appropriate execution of the duties of the independent auditors” was adopted in accordance with the “quality control standards for audit,” etc. and, when necessary, requested explanations. Based on the foregoing method, the Corporate Auditors reviewed the non-consolidated financial statements for the relevant fiscal year (non-consolidated balance sheet, non-consolidated income statement, non-consolidated statement of changes in net assets and notes to non-consolidated financial statements) and the related supplementary schedules thereto, and the consolidated financial statements (consolidated balance sheet, consolidated income statement, consolidated statement of changes in net assets and notes to consolidated financial statements).

2. Audit Results
(1) Audit Results on the Business Report, etc.
A.	In our opinion, the Business Report and the supplementary schedules fairly present the Company’s condition in conformity with laws and regulations as well as the Articles of Incorporation.
B.	With regard to the execution of duties by the Directors, we have not found any misconduct or material facts in violation of laws and regulations or the Articles of Incorporation.
C.
In our opinion, the content of the resolutions of the Board of Directors regarding the internal control systems is appropriate. We have not found anything to be pointed out on the performance of duties of the Directors regarding the formation and operation of the internal control systems based on such resolutions.

(2) Results of Audit of the Non-Consolidated Financial Statements
In our opinion, the method and results of the audit by Ernst & Young ShinNihon LLC, the accounting auditors, are fair and reasonable.
(3) Results of Audit of the Consolidated Financial Statements and Supplementary Schedules thereto
In our opinion, the method and results of the audit by Ernst & Young ShinNihon LLC, the accounting auditors, are fair and reasonable.

April 21, 2014
Fuji Electronics Co., Ltd.	Board of Corporate Auditors
Full time Corporate Auditor	Yukiharu Hayakawa (seal)
Corporate Auditor	Haruo Kinoshita (seal)
Outside Corporate Auditor	Fujiaki Mimura (seal)
Outside Corporate Auditor	Yuzo Takagi (seal)
End